Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by an * and [ ], have been separately filed with the Commission.

===============================================================================






                          WORLDWIDE LICENSE AGREEMENT -


                                 ILOPERIDONE


                                BY AND BETWEEN


                          HOECHST MARION ROUSSEL, INC.


                                     AND


                          TITAN PHARMACEUTICALS, INC.



                          Effective December 31, 1996






===============================================================================

                           TABLE OF CONTENTS

                  Worldwide License Agreement - Iloperidone
           Hoechst Marion Roussel, Inc. - Titan Pharmaceuticals, Inc.

                                                                          PAGE

1.   DEFINITIONS                                                            1
2.   GRANT                                                                  7
3.   PAYMENTS AND ROYALTIES                                                16
4.   COMPULSORY LICENSES AND THIRD PARTY LICENSES                          25
5.   DEVELOPMENT                                                           27
6.   EXCHANGE OF INFORMATION AND CONFIDENTIALITY                           30
7.   HMRI SUPPLY OF COMPOUND AND PRODUCT TO TITAN                          35
8.   PATENT PROSECUTION, MAINTENANCE AND EXTENSION;
     INFRINGEMENT                                                          38
9.   STATEMENTS AND REMITTANCES                                            43
10.  TERM AND TERMINATION                                                  45
11.  RIGHTS AND DUTIES UPON TERMINATION                                    48
12.  WARRANTIES, INDEMNIFICATIONS AND REPRESENTATIONS                      50
13.  FORCE MAJEURE                                                         54
14.  GOVERNING LAW AND ARBITRATION                                         55
15.  SEPARABILITY                                                          56
16.  ENTIRE AGREEMENT                                                      57
17.  NOTICES                                                               57
18.  ASSIGNMENT                                                            59
19.  FAILURE TO ENFORCE                                                    60
20.  NO AGENCY                                                             60
21.  FURTHER ASSURANCES                                                    60
22.  CAPTIONS                                                              60
23.  MISCELLANEOUS                                                         60


APPENDIX

   A Patents and Patent Applications (per Section 1.12)
   B Major Metabolites (per Section 1.5)
   C Documents to be Delivered by HMRI to TITAN (per Section 3.1(a))
   D SEC Registration Rights Granted by TITAN to HMRI (per Section 3.3)
   E HMRI Documents and Development Activities During Transition Period (per
     Section 6.1)
   F HMRI Development Activity to Extend Beyond Transition Period (per Section
     6.1)
   G Special Countries in TERRITORIES Regarding HMRI's PATENT Protection (per
     Section 8.2)

          THIS LICENSE AGREEMENT, effective as of the 31st day of December, 1996, between HOECHST MARION ROUSSEL, INC., a corporation organized under the laws of the State of Delaware with offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 (hereinafter "HMRI") and TITAN PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware and having its principal office at 400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080 (hereinafter "TITAN"),

WITNESSETH THAT:

          WHEREAS, HMRI is the owner of all right, title and interest in certain patents and patent applications, identified in Appendix A hereto, and know-how relating to a compound known as Iloperidone; and

          WHEREAS, TITAN desires to obtain certain exclusive worldwide licenses from HMRI under the aforesaid patents and patent applications and know-how, and
HMRI, is willing to grant to TITAN such licenses;           NOW, THEREFORE, in
consideration of the covenants and obligations expressed herein, and intending to be legally bound, the parties agree as follows:

     1.   DEFINITIONS

          1.1   "HMRI" shall mean HOECHST MARION ROUSSEL, INC.

          1.2   "TITAN" shall mean TITAN PHARMACEUTICALS, INC.

          1.3 "AFFILIATE" shall mean any corporation, firm, partnership or other entity, hether DE JURE or DE FACTO, which directly or indirectly owns, is owned by or is under common ownership with a party to this License Agreement to the extent of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this License Agreement.

          1.4 "COMPETITIVE INDUSTRY STANDARD LEVEL" shall mean PRODUCT shall be marketed by or on behalf of TITAN, its AFFILIATES or SUBLICENSEES in the countries of the TERRITORY where PATENTS are issued and enforced with at least the same diligence that TITAN would use in marketing its own products in such countries, in a manner consistent with the effort devoted by the pharmaceutical industry to products having the same or similar potential value of PRODUCT in those countries when PRODUCT is launched.

          1.5 "COMPOUND" shall mean the chemical compound known as Iloperidone, whose more specific chemical name is 1-[4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-1-piperidinyl]propoxy]-3-methoxyphenyl]ethanone, including any salts, hydrates, solvates, and/or stereoisomers thereof, and only the metabolites listed in Appendix B hereto, including any salts, hydrates, solvates and/or stereoisomers of such metabolites.

          1.6 "EEA" shall mean the European Economic Area, which consists of the EUROPEAN UNION and Iceland, Lichtenstein and Norway.

          1.7 "EUROPEAN UNION" shall mean the member states of the European Union, as may exist from time to time, which as of the date hereof include Austria, Belgium, Denmark,

Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the
Netherlands, Portugal, Spain, Sweden, and the United Kingdom.

          1.8 "EXCLUSIVE" shall have the meaning specified in Section 2.1(a) hereof.

          1.9  "FDA" shall mean the United States Food and Drug Administration.

          1.10 "FD&C ACT" shall mean the Federal Food, Drug and Cosmetic Act (21 U.S.C. 301ff), as amended from time to time.

          1.11 "FIELD" shall mean the treatment in humans of psychiatric disorders, psychotic disorders and analgesia.

          1.12 "IND" shall mean an Investigational New Drug Application.

          1.13 "KNOW-HOW" shall mean all technical information and know-how presently developed and owned or controlled by HMRI and its AFFILIATES, or developed and owned or controlled by HMRI and its AFFILIATES after the date hereof and included within this definition of "KNOW-HOW" by operation of
Section 2.1(c) hereof, which relates to COMPOUND or PRODUCT in the FIELD and which constitutes a proprietary "trade secret" or other valid intellectual property right under U.S. or other applicable law which is substantial, secret and identifiable, including, without limitation, all biological, chemical, pharmacological, toxicological, clinical, regulatory, analytical, quality control and manufacturing data and any other information (whether technical or commercial) relating to COMPOUND or PRODUCT that may be useful for the development, regulatory approval, manufacture and commercialization of COMPOUND or PRODUCT.

          1.14 "NDA" shall mean any and all applications (New Drug Applications) submitted to the FDA under Sections 505, 507 or 512 of the FD&C ACT and applicable regulations related to PRODUCT, including without limitation, full NDAs, "paper" NDAs and abbreviated NDAs (ANDAs) and all amendments and supplements thereto or equivalent applications in the EUROPEAN UNION or JAPAN.

          1.15 "NET SALES" shall mean the gross revenues from the first sales of COMPOUND or PRODUCT in the TERRITORY by a party, its AFFILIATES and/or its SUBLICENSEES to THIRD PARTIES, less deductions for:

               (a) standard transportation charges, including insurance, consistent with custom in the industry;

               (b) import, export, sales, use and excise taxes, tariffs and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of COMPOUND OR PRODUCT;

               (c) normal and customary quantity discounts (including volume or formulary or other positioning discounts paid or credited to any wholesaler, purchaser or THIRD PARTY payor or other contractee as a result of a contractual arrangement specific to PRODUCT), cash discounts (including discounts for prompt payment), and customary trade promotional allowances and credits, in the ordinary course of a party's, its AFFILIATES' or its SUBLICENSEES' business;

               (d) discounts (including retroactive price reductions or a statutorily required reimbursement) mandated by or granted in response to state, provincial or federal law or regulation;

               (e) allowances or credits to customers on account of recalls, rejection or return (including for spoiled, damaged and outdated goods) in the ordinary course of business,

               (f) rebates paid or credited to any government or agency or any THIRD PARTY payor, administrator or contractee, and

               (g) wholesaler charge-backs allowed and taken in amounts customary in the trade.

          The computation of NET SALES shall not include sales between or among a party and its AFFILIATES or SUBLICENSEES, except where such AFFILIATES or SUBLICENSEES are end users. For purposes of this License Agreement, sales of COMPOUND or PRODUCT to independent distributors, wholesalers or other parties who purchase and take title to COMPOUND or PRODUCT are considered to be sales to THIRD PARTIES. If COMPOUND or PRODUCT is sold through intermediaries such as agents or co-promoters who do not purchase and take title to COMPOUND or PRODUCT, royalties shall be due on NET SALES to THIRD PARTIES who purchase COMPOUND or PRODUCT through such intermediaries.

          1.16 "PATENTS" shall mean all patents and patent applications set forth in Appendix A, including continuations, continuations-in-part, divisions, patents of addition, reissues, re-examinations, renewals or extensions thereof, along with supplementary protection certificates and other administrative protection of any kind in the TERRITORY owned or controlled by HMRI or its AFFILIATES which claim COMPOUND or PRODUCT, or use, formulations or manufacture thereof, for use in the FIELD, but not any other compound or use outside of the FIELD disclosed or claimed in those patents or patent applications. Any patent relating to COMPOUND or

PRODUCT for use in the FIELD which is issued during the term of this License Agreement in any country of the TERRITORY shall automatically be deemed as of the date of such issuance to be included in PATENT, as defined hereunder.

          1.17 "PRODUCT" shall mean any bulk or finished pharmaceutical composition containing COMPOUND as a pharmaceutically active ingredient (either alone or in combination with one or more other pharmaceutically active ingredients), for use in the FIELD.

          1.18 "SEC" shall mean the United States Securities and Exchange Commission.

          1.19 "SUBLICENSEE" shall mean a THIRD PARTY (as defined below) to whom a party sublicenses rights to manufacture and sell (or have manufactured and sold) COMPOUND under PATENTS, but shall not include any THIRD PARTIES to whom rights to manufacture COMPOUND have not been granted. Unless such party grants to such THIRD PARTY the right to manufacture COMPOUND, the following THIRD PARTIES shall not be considered SUBLICENSEES hereunder: agents, distributors, wholesalers, subcontractors, co-marketers, co-promoters, partners or joint venturers. SUBLICENSEES shall not include compulsory licensees as described in
Section 4.1(a).

          1.20 "TERRITORY" shall mean all countries and territories of the world provided that any country(ies) in which this License Agreement is terminated shall be removed from the scope of this definition.

          1.21 "THIRD PARTY" shall mean any party other than a party to this License Agreement or an AFFILIATE thereof.

     2.   GRANT

          2.1(a)    HMRI hereby grants to TITAN an EXCLUSIVE license in the
     FIELD under the PATENTS (to the extent, but only to the extent, that such patents or patent applications claim COMPOUND or PRODUCT or the manufacture, formulation, or use thereof) and KNOW-HOW to develop, have developed, make, have made, use, import, sell, offer for sale and have sold COMPOUND and PRODUCT in the TERRITORY, subject to the terms and conditions of this License Agreement. The foregoing license shall include the right to sublicense, but only upon HMRI's prior written consent, which consent shall not be unreasonably withheld. Any such sublicense(s) shall impose upon SUBLICENSEE(S) substantially the same terms and conditions as TITAN assumes in this License Agreement, except no such sublicense(s) shall be required to contain obligations on the part of the SUBLICENSEE regarding payment of an upfront license fee, milestone payments or the same or similar royalty rates. As used in this License Agreement, the term "EXCLUSIVE" shall mean neither HMRI nor its AFFILIATES shall grant any other license to, nor themselves exploit, the PATENTS and KNOW-HOW with respect to COMPOUND and PRODUCT in the FIELD (unless otherwise specified herein) and be limited as follows:

                    (i) With respect to all geographic areas in the TERRITORY outside of the EEA, such license shall be exclusive for the duration and validity of the intellectual property rights constituting the PATENTS and/or KNOW-HOW.

                    (ii) With respect to all geographic areas in the TERRITORY within the EEA, such license shall be exclusive for the following time periods:

                         A. For each of the countries within the EEA where only PATENTS (and not KNOW-HOW) exist and are licensed to TITAN hereunder, the period of exclusivity for each such country shall be limited to the duration of the relevant PATENTS in such country, PROVIDED that "PATENTS" for purposes of the interpretation of this paragraph shall be limited to patents existing, and patents issuing from patent applications existing, and patents issuing from patent applications covering inventions existing as of the date of this License Agreement;

                         B. For each of the countries within the EEA where PATENTS AND KNOW-HOW exist and are licensed to TITAN hereunder, the period of exclusivity for each such country shall be limited to the duration of the relevant PATENTS in such country, PROVIDED that "PATENTS" for purposes of the interpretation of this paragraph shall be limited to patents existing, and patents issuing from patent applications existing, as of the date of this License Agreement and, PROVIDED, FURTHER, that if the duration of such PATENTS is less than ten (10) years from the date of first marketing of COMPOUND or PRODUCT in the EEA but the KNOW-HOW continues to be licensed hereunder, the duration of exclusivity shall be for ten (10) years from the date of first marketing of COMPOUND or PRODUCT in the EEA; and

                         C. For each of the countries within the EEA where KNOW-HOW (and not PATENTS) exists and is licensed to TITAN hereunder, the period of exclusivity for each such country shall be limited toten (10) years from the date of first marketing of COMPOUND or PRODUCT in the EEA;

                    Thereafter, such license within the EEA shall be on a non-exclusive basis.

                    (iii) Notwithstanding the provisions of clause 2.1(a)(ii), above, in the event that the TERRITORY (for whatever reason) does not include all countries within the EEA, this License Agreement shall be deemed to be amended in a reciprocal fashion to comply with applicable competition law requirements, while preserving the EXCLUSIVE rights of the parties hereto to the extent possible.

                    (iv) For all purposes, such exclusivity shall be subject to
          Section 2.1(c) hereof.

                    (v) HMRI and its AFFILIATES and licensed THIRD PARTIES shall be entitled to utilize the PATENTS and KNOW-HOW in the FIELD within the TERRITORY for the development and manufacture of COMPOUND and PRODUCT for marketing, distribution and sale outside of the TERRITORY (where TITAN's rights have been terminated).

     The duration of the license granted by this Section 2.1(a) shall be limited to the duration, on a country-by-country basis, of the intellectual property rights which comprise the PATENTS and KNOW-HOW with respect to a relevant country, PROVIDED that the termination of any portion of any license shall be without prejudice to the requirement of TITAN to pay royalties pursuant to the terms of this License Agreement. Notwithstanding the foregoing but subject to Sections 3.5 and 3.6 hereof, HMRI acknowledges and agrees that TITAN shall as a matter of law have the right to continue to use on a royalty-free, non-exclusive basis the information which constitutes the PATENTS and KNOW-HOW on a country-by-country basis in the TERRITORY for the FIELD after the PATENTS expire or cease to be valid or enforceable and/or KNOW-HOW has entered into the public domain.

               (b)  Subject to TITAN's right of first negotiation under Section
     5.6 hereof with respect to uses or indications outside the FIELD, HMRI shall have the right for either HMRI, its AFFILIATES or SUBLICENSEES to develop, have developed, make, have made, use, import, sell, offer for sale and have sold COMPOUND and PRODUCT for uses outside the FIELD.

               (c) HMRI also shall have the right to make and use COMPOUND or PRODUCT for the use in the FIELD limited solely to further study, investigation or experimentation purposes to further understand the category of compounds in the FIELD, how they work and their comparison to other compounds. The reservations stated in this provision shall be understood by the parties to comprise independent work by HMRI, its AFFILIATES, SUBLICENSEES or collaborators (who are subject to obligations of non-use and nondisclosure with respect thereto), PROVIDED that in the event that the results of such work would be relevant to COMPOUND or PRODUCTS with respect to the FIELD and could appropriately be included within the PATENTS and KNOW-HOW licensed hereunder, and if HMRI has the legal right to do so, all as determined in the reasonable discretion of HMRI, then HMRI shall offer such results to TITAN, and TITAN shall have the option of accepting such results after reasonable review (not to exceed sixty (60) days), whereupon if accepted in writing by TITAN such results shall be included, as appropriate, within the PATENTS and KNOW-HOW licensed hereunder, and if declined by TITAN such results may be used, assigned or licensed by HMRI subject to provisions of the License Agreement. It is mutually understood by the parties that independent experimental use of COMPOUND or PRODUCT or of results shall not be used in any way that could be damaging or otherwise detrimental to COMPOUND or PRODUCT or their development, manufacture or commercialization by TITAN or HMRI or their respective AFFILIATES or SUBLICENSEES hereunder. Within twenty (20) days of HMRI's request, TITAN shall provide to HMRI free of charge reasonable quantities of COMPOUND or PRODUCT for such experimental use in laboratory or animal studies. This does not prevent HMRI from making COMPOUND or PRODUCT for experimental use only in laboratory or animal studies.

               (d) HMRI grants to TITAN a non-exclusive, worldwide license to make or use any analytical reference standards, intermediate or metabolite of COMPOUND or PRODUCT not listed in Appendix B hereto which may be claimed in PATENTS limited solely to making or using the COMPOUND or PRODUCT. The foregoing license shall include the right to sublicense, but only upon HMRI's prior written consent, which consent shall not be unreasonably withheld. Any such sublicense shall impose upon SUBLICENSEE(s) substantially the same terms and conditions as TITAN assumes in this License Agreement, except no such sublicense(s) shall be required to contain obligations on the part of the SUBLICENSEE regarding payment of an upfront license fee, milestone payments or the same or similar royalty rates.

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

     2.2 TITAN shall promote, market and sell PRODUCT under a registered TITAN trademark(s) approved by HMRI, which approval shall not be unreasonably
withheld.   TITAN shall be responsible for the selection and registration of such trademark(s) in all countries of the TERRITORY at its own cost. In the event the license granted hereunder is terminated in a particular country, and HMRI or its designee(s) exercises the right to promote, market or sell PRODUCT in such country then at HMRI's option (i) TITAN shall grant HMRI or its designee(s) a trademark license at a royalty to be negotiated in good faith [ * ] at such time to use such trademark in connection with marketing PRODUCT in such country, or (ii) HMRI or its designee(s) shall select and register at HMRI's cost a trademark of its own in connection with the marketing of PRODUCT in such country, provided such HMRI trademark is not in any way confusingly
similar to TITAN'S trademark.   HMRI shall use an HMRI trademark (rather than a
TITAN trademark) in promoting, marketing or selling PRODUCT in any country that is a member of a free trade union or other economic grouping (e.g., the EUROPEAN UNION, EEA, NAFTA, ASEAN and ANDEAN PACT countries) where TITAN is promoting, marketing or selling PRODUCT under a TITAN trademark.

          2.3 If TITAN notifies HMRI in writing, that TITAN (and/or its AFFILIATE(S)) is not willing or does not have the capability itself or cannot enter into a sublicense or other agreement (providing the necessary expertise and resources) in country(ies) outside those covered by NAFTA, EUROPEAN UNION and Japan to: (i) develop COMPOUND or PRODUCT (as the case may warrant), and
(ii) manufacture and/or market COMPOUND or PRODUCT (as the case may warrant) at a COMPETITIVE INDUSTRY STANDARD LEVEL by the date of PRODUCT approval in such country(ies), then HMRI shall have the right to terminate the license granted by this License Agreement but only with respect to such country(ies), unless the parties agree in writing to extend such time frame.

          2.4 If PRODUCT is not launched in each of the United States, France and Germany, respectively, at a COMPETITIVE INDUSTRY STANDARD LEVEL by TITAN, its AFFILIATE's and/or SUBLICENSEE within six (6) months after the date of receiving the approvals necessary to commercialize PRODUCT in each of the United States, Germany and France, respectively, HMRI and TITAN shall review the progress of launch efforts, it being understood the parties, at the request of either party, may review the progress of launch efforts prior to the end of such six (6) month period. TITAN shall keep HMRI informed on a regular basis of the status of its launch efforts after receiving the approvals necessary to commercialize PRODUCT in each of the United States, Germany and France, respectively, until such time that launch is achieved in the United States, Germany or France. If launch in each of the United States, France or Germany, respectively, is not achieved within one (1) year after the date of receiving the approvals necessary to commercialize PRODUCT in such country(ies) (circumstances shall not include events of force majeure as defined in Section
13), or in any event within two (2) years after PRODUCT approval then the license granted by this License Agreement shall terminate, but only with respect to the particular country where launch was not achieved within such one (1) year or two (2) year time frame, as the case may be, unless the parties agree in writing to extend such time frame.

          2.5 If an NDA or equivalent ex-U.S. regulatory approval in the EUROPEAN UNION (Marketing Authorization Application via the Centralized Procedure) for PRODUCT is not obtained within three (3) years of TITAN's or its AFFILIATE's or SUBLICENSEE's filing of an NDA or such other equivalent ex-US filing, and such failure is solely due to circumstances within

TITAN's reasonable control, then the license granted by this License Agreement shall terminate, but only with respect to the United States or the EUROPEAN UNION where such approval was not obtained, unless the parties agree in writing to extend such time frame. If, however, the parties determine that such failure is due to circumstances beyond the reasonable control of TITAN (including without limitation delays on the part of the regulatory agencies), the three (3) year period shall be extended to take into account such circumstances, the duration of any such extension to be mutually agreed.

          2.6 Subject to the provisions of Section 2.6(d), HMRI shall not be obligated to refund any upfront license fees and milestone payments paid to HMRI with respect to any country(ies) which cease to be included within the TERRITORY, and in the event that (i) HMRI, its AFFILIATE(S) or SUBLICENSEE(S) elects to commercialize PRODUCT or COMPOUND in such country(ies) AND (ii) TITAN, its AFFILIATE(S) or SUBLICENSEE(S) has an NDA filing in the United States or an equivalent filing in the EUROPEAN UNION, then in consideration for use of any IND, NDA or other governmental approval or associated developmental work held or owned by TITAN related to COMPOUND or PRODUCT:

               (a) At HMRI's request, and subject to Sections 6.3 and 11.5 hereof, TITAN shall license or otherwise make available under applicable law the benefit of such approvals or work to HMRI or an AFFILIATE or THIRD PARTY designated by HMRI who shall thereafter have the rights to develop, register, manufacture, market and sell COMPOUND and PRODUCT in such country(ies) utilizing such approvals or work, and HMRI shall pay to TITAN a royalty to be negotiated in good faith at the time HMRI

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.


     exercises such option, on NET SALES in such country to equitably recognize the value added by TITAN to COMPOUND and/or PRODUCT through its development
     efforts. Such royalty shall not be less than [           *          ] and
     no greater than [          *           ] on NET SALES.  Upon expiration of
     PATENT in such country, only the royalty paid to TITAN for HMRI's use of the TITAN trademark shall be paid to TITAN for a time period to be negotiated at such time. If a trademark license has not been granted to HMRI in such country, no royalty shall be paid to TITAN upon expiration of PATENT.

               (b) HMRI shall share with TITAN, on a basis to be negotiated in good faith at that time, a portion of any upfront license fees, milestone payments or other payments such as prepaid royalties received from a THIRD PARTY in connection with the exercise of such option only. If TITAN has not paid to HMRI the upfront license fee and all of the milestone payments provided for in Sections 3.1(a) through (c), then TITAN's share of the amount shall be multiplied by a fraction, the numerator of which is equal to the total of the payments that have been made by TITAN to HMRI under Sections 3.1(a) through (c), and the denominator of which is equal to the total of the payments that TITAN otherwise would have been required to pay to HMRI under Sections 3.1(a) through (c) had the license not been terminated.

               (c) Notwithstanding anything contained herein to the contrary, HMRI shall not be required to pay to TITAN a royalty on sales of COMPOUND
     or PRODUCT that exceeds in the aggregate [      *      ], including any
     royalty payments for a license under the TITAN trademark that HMRI may be required to pay to TITAN under Section 2.2.

               (d) If the circumstances leading up to the termination of the License Agreement pursuant to Section 2.5 are due to any misrepresentations, omissions (of information owned or controlled by HMRI or its AFFILIATES as of the date hereof) or falsifications with respect to such KNOW-HOW, information or data or fraud by HMRI or its AFFILIATES, then HMRI shall repay in full to TITAN, within ninety (90) days of such termination, the upfront license fee and milestone payments HMRI had received from TITAN up to the date of such termination (including in the form of TITAN common stock).

          2.7 In the event TITAN or a SUBLICENSEE intends to seek a co-promotion or co-marketing partner for PRODUCT in the United States or if TITAN intends to provide exclusive rights to a THIRD PARTY to market PRODUCT in the United States, TITAN shall notify HMRI thereof in writing and HMRI shall have a right of first negotiation with TITAN or the SUBLICENSEE on such a collaboration. If HMRI exercises its right of first negotiation, then HMRI and TITAN or the SUBLICENSEE shall negotiate in good faith for a period of ninety
(90) days from the date of notification by TITAN to HMRI. If the negotiating parties are unable to enter into a separate definitive written agreement regarding such collaboration by the end of such ninety (90) day period, TITAN or the SUBLICENSEE shall be free to enter into a collaboration with any THIRD PARTY subject to all other terms of this License Agreement and shall have no further obligation to negotiate with HMRI.

     3.   PAYMENTS AND ROYALTIES

          3.1 As consideration for the licenses granted to TITAN by HMRI under this License Agreement, TITAN shall make the following payments to HMRI:

               (a) An upfront license fee of Nine Million Five Hundred Thousand Dollars ($9,500,000) consisting of (i) Four Million Dollars ($4,000,000) in cash payable by TITAN to HMRI as follows: (X) Two Million Dollars ($2,000,000) due on January 20, 1997 and (Y) Two Million Dollars ($2,000,000) due on July 18, 1997, and (ii) Five Million Five Hundred Thousand Dollars ($5,500,000) which shall be paid in TITAN common stock issuable to HMRI on January 20, 1997 in a private placement. The number of shares to be received by HMRI in 3.1(a)(ii) shall be determined by dividing $5,500,000 by the closing price on the NASDAQ Small Cap Market as of a date to be determined by TITAN in its sole discretion but at a closing price during the period from the date of this License Agreement and ending January 20, 1997. In connection with the issuance of such shares to HMRI, HMRI represents that it is acquiring such shares for itself and not with a view towards distribution and acknowledges that the shares have not been registered under the Securities Act of 1933, as amended, and therefore cannot be resold unless they are registered under such act or unless an exemption from registration is available. At the sole discretion of HMRI, HMRI may sell this stock (at any time after two hundred seventy (270) calendar days of receipt of such stock) in a registered offering in accordance with Appendix D to this License Agreement, conducted through a broker designated by TITAN (provided that if TITAN has not designated a broker by the effective date of the registration statement covering such shares, HMRI may select a broker for such sales). TITAN shall not be obligated to register such shares until all of the documents listed in Appendix C to this License Agreement have been delivered to TITAN to its reasonable satisfaction. For a

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.


     period not to exceed the second anniversary after the date of issuance of TITAN common stock, TITAN, at the option of HMRI, shall pay to HMRI in cash the difference between (A) $5,500,000 and (B) the net proceeds
     (including net of any brokerage commissions), if any, received by HMRI upon sale of the TITAN common stock received by HMRI pursuant to this
     Section 3.1(a). To exercise such option, HMRI shall send to TITAN a written statement of the amount due on account of the foregoing provisions upon completion of the sale of such TITAN common stock or 120 days from the date of the registration statement, whichever occurs earlier. Such payment due shall be paid by TITAN within ten (10) days after written notice. If all or a portion of such shares of TITAN common stock received by HMRI pursuant to this Section 3.1(a) have not been sold, regardless of whether a registration statement covering such shares has been declared effective, and in the event there is the payment of a difference by TITAN to HMRI, HMRI shall immediately surrender to TITAN, properly endorsed for transfer, certificates representing such unsold shares of TITAN common stock received by HMRI pursuant to this Section 3.1(a).

               (b)  A first development milestone payment of [                 *
                  ] shall be payable by TITAN to HMRI one time only upon the first NDA Filing (based on a full and complete regulatory package and for these purposes not to include an ANDA or "Paper" NDA) for PRODUCT in the FIELD in the United States (New Drug Application) or Europe (Marketing Authorization Application via the Central Procedure) by TITAN, its AFFILIATE or SUBLICENSEE. As used in this Section, "NDA Filing" shall mean the notification in writing to TITAN from the FDA or an equivalent EUROPEAN

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

     UNION application via the Centralized Procedure that the NDA is sufficiently complete to permit a substantive review. HMRI shall notify TITAN of its intent to receive this milestone payment, in whole or in part, of cash and/or TITAN common stock. If HMRI elects to receive a portion of this milestone payment in the form of TITAN common stock, such portion shall be mutually agreed to by HMRI and TITAN. Any cash portion of this milestone payment shall be paid within seven (7) business days of the date of such first filing. The portion of any milestone payment in the form of TITAN common stock shall be issued to HMRI in a private placement within thirty (30) days after the date of such first filing. The number of shares to be received by HMRI shall be determined by dividing the dollar amount to be received by HMRI in the form of stock by the amount based on the closing price of the TITAN common stock on the NASDAQ Small Cap Market on a date to be determined by TITAN, in its sole discretion, but on a date within thirty
     (30) days of the issuance of the TITAN common stock. The registration and sale of such stock shall be in accordance with Appendix D hereto. At the sole discretion of HMRI, HMRI may sell the stock portion of the development milestone payment at any time at least ninety (90) days after such issuance date, in a registered offering pursuant to Appendix D to this License Agreement, conducted through a broker designated by TITAN (provided that if TITAN has not so designated a broker by the effective date of the registration statement, HMRI may select a broker for such sale). For a period not to exceed the first anniversary after the date of issuance of TITAN common stock, TITAN, at the option of HMRI, shall pay to HMRI in cash the difference between (A) [ * ] MINUS any cash received pursuant to this

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

     Section 3.1(b); and (B) the net proceeds (including net of any brokerage commissions), if any, received by HMRI upon the sale of the TITAN common stock received by HMRI pursuant to this Section 3.1(b). To exercise such option, HMRI shall send to TITAN a written statement of the amount due on account of the foregoing provisions upon completion of the sale of such TITAN common stock or 120 days from the date of the registration statement, whichever occurs earlier. Such payment due shall be paid by TITAN within ten (10) days after written notice. If all or a portion of TITAN common stock received by HMRI pursuant to this Section 3.1(b) have not been sold, regardless of whether a registration statement covering such shares has been declared effective, and in the event there is the payment of a difference by TITAN to HMRI, HMRI shall immediately surrender to TITAN properly endorsed for transfer, certificates representing such unsold shares of TITAN common stock received by HMRI pursuant to this
     Section 3.1(b).

               (c)  A second development milestone payment of  [             *
            ] which shall be payable one time only by TITAN to HMRI as follows:
     (i) [         *

                          * ] consisting in whole or in part of cash and/or TITAN common stock as determined by HMRI. Any portion of this milestone payment consisting of cash shall be paid within seven (7) business days of receipt by TITAN, its AFFILIATE or SUBLICENSEE of the first notification from the FDA or the regulatory agency for the EUROPEAN UNION marketing authorization via the Centralized Procedure, that PRODUCT is approved for marketing and commercialization by TITAN, its AFFILIATE or SUBLICENSEE (or their designee) for a major indication having an approval comparable

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

     to the principal indication(s) of leading competing products in the FIELD; and (ii)

     [             *             ] consisting in whole or in part of cash and/or
     TITAN common stock within six (6) months after receipt of such notification. HMRI shall notify TITAN in writing of its intent to receive this second milestone payment, in whole or in part, in the form of cash and/or TITAN common stock. If HMRI elects to receive a portion of this milestone payment (in this Section 3.1(c)) in the form of TITAN common
     stock, such portion shall be mutually agreed to by HMRI and TITAN.   Any
     portion of the second milestone payment in the form of TITAN common stock shall be issued to HMRI in a private placement within thirty (30) days after the date of notification by HMRI. The number of shares to be received by HMRI shall be determined by dividing the dollar amount to be received by HMRI in the form of stock at the closing price listed on the NASDAQ Small Cap Market on a date to be determined by TITAN at its sole discretion but on a date within thirty (30) days of the issuance of the TITAN common stock. At the sole discretion of HMRI, HMRI may sell the stock portion of this second milestone payment at any time at least ninety
     (90) days after the issuance date of such stock, in a registered offering pursuant to Appendix D to this License Agreement conducted through a broker designated by TITAN (provided that if TITAN has not so designated a broker by the effective date of the registration statement, HMRI may select a broker for such sales). For a period not to exceed one (1) year after the date of issuance of such TITAN common stock, TITAN shall, at the option of
     HMRI, pay to HMRI in cash the difference between (A) [     *      ] MINUS
     any cash received pursuant to this Section 3.1(c); and (B) the net proceeds (including net of any brokerage commissions), if any, received by HMRI upon the sale of the TITAN common stock received by HMRI pursuant to this Section 3.1(c). To exercise such option, HMRI shall send to TITAN a written statement of the amount due on account of the foregoing provisions upon completion of the sale of such TITAN common stock or 120 days from the date of the registration statement, whichever occurs earlier. Such payment due shall be paid by TITAN within ten (10) days after written notice. If all or a portion of such shares of TITAN common stock received by HMRI pursuant to this Section 3.1(c) have not been sold, regardless of whether a registration statement covering such shares has been declared effective, and in the event there is the payment of a difference by TITAN to HMRI, HMRI shall immediately surrender to TITAN properly endorsed for transfer, certificates representing such unsold shares of TITAN common stock received by HMRI pursuant to this
     Section 3.1(c).

          3.2 (a)   Unless HMRI instructs TITAN in writing otherwise, all cash payments by TITAN to HMRI (including, without limitation, upfront payments, milestone payments, payments by TITAN to HMRI for shortfalls upon HMRI's sale of TITAN common stock, and royalties) shall be made by bank wire transfer as follows:

               Citibank - New York

               ABA #021000089

               Hoechst Marion Roussel, Inc.

               Account # - 40552555

     At least two (2) business days prior to the planned wire transfer to the above Citibank account, TITAN shall notify HMRI's treasurer by facsimile (816-966-3847, Attention: Cash Manager) of the amount and date the cash shall be transferred. TITAN shall also notify HMRI in writing at least two
     (2) business days prior to issuance of TITAN common stock.

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

               (b) In the event of a late payment hereunder by TITAN to HMRI, TITAN shall pay to HMRI interest (based on the prime rate as stated in The Wall Street Journal, New York edition, on the date such payment is due (or the immediately preceding business date if such payment date is not a business date) plus two percent (2%)) on the outstanding balance until such balance, including interest, is paid in full to HMRI. The acceptance of such late payment shall act as a waiver of any rights HMRI may have hereunder due to a breach by TITAN relating solely to such payment being made late.

          3.3 The parties acknowledge that the TITAN common stock to be acquired by HMRI shall be "restricted securities" under SEC Rule 144 or otherwise would be subject to the volume, timing, and manner of sale requirements of SEC Rule 144. In order to facilitate the disposition of such shares by HMRI, TITAN hereby grants to HMRI the demand and piggyback rights for registration under the U.S. Securities Act of 1933, as amended, which demand and piggyback rights are set forth in the Registration Rights Agreement attached hereto and made a part here as Appendix D. If there is a conflict between the terms and conditions of Sections 3.1 through 3.3 of this License Agreement and the Registration Rights Agreement, the terms and conditions of the Registration Rights Agreement shall govern.

          3.4  As consideration for the license granted to TITAN in this License
Agreement, TITAN shall pay to HMRI (i) a [             *              ] royalty
for use of PATENTS and KNOW-HOW, and (ii) a [        *        ] royalty for the
KNOW-HOW to manufacture COMPOUND and PRODUCT, in each case on TITAN's, its
AFFILIATES' and SUBLICENSEES' annual NET SALES in the TERRITORY.  The [      *
    ] royalty for the KNOW-HOW to manufacture

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.



COMPOUND and PRODUCT shall apply only in the event TITAN, its AFFILIATES or SUBLICENSEES manufactures COMPOUND and PRODUCT itself or through a subcontract manufacturer (other than HMRI or an HMRI AFFILIATE, in which event a separate supply agreement between HMRI shall be negotiated).

          3.5  Upon expiration of all PATENTS claiming a priority date of
May 19, 1989 and December 29, 1989 in a particular country in the TERRITORY for which a patent had been granted validly claiming Iloperidone or the manufacture, formulation or use thereof for use in the FIELD, TITAN's obligation to pay a royalty for use of PATENTS shall cease, and the royalty for KNOW-HOW not relating to manufacturing (whether or not such KNOW-HOW continues as a valid
intellectual property right or is in the public domain) shall be [          *
      ] on TITAN's, its AFFILIATES' and any SUBLICENSEES' annual NET SALES in such country for a period of ten (10) years after the expiration of the final remaining PATENT. After the end of such ten (10) year period, no further royalties arising from sales of COMPOUND and PRODUCT in such country shall be due to HMRI and TITAN shall be entitled to continue to use the KNOW-HOW on a fully-paid, irrevocable basis in accordance with Section 10.3.

          3.6 As consideration for the license granted to TITAN under this License Agreement in those countries in the TERRITORY for which (i) a PATENT application for COMPOUND or PRODUCT is pending or (ii) no PATENT application has been filed or (iii) PATENTS have been abandoned or been held invalid or unenforceable by a decision of a court or tribunal of competent jurisdiction from which no appeal is or can be taken (collectively, "Non-Patent Countries"),
TITAN shall pay to HMRI, on a country-by-country basis, a [           *
  ] royalty

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.


on TITAN's, its AFFILIATES' and any SUBLICENSEES' annual NET SALES in the Non-Patent Countries for a period of five (5) years from the date of the first commercial sale of PRODUCT in each such country by TITAN, its AFFILIATES or SUBLICENSEES. After the end of such five (5) year period, no further royalties arising from sales of COMPOUND or PRODUCT in such country shall be due.
However, with respect to Section 3.6(i) or (ii), if at any time during or after such five (5) year period a PATENT for COMPOUND or PRODUCT is issued in such country, subject to Section 3.5, TITAN shall pay to HMRI from the date the
PATENT was issued (i) a [           *                ] royalty for PATENT and
KNOW-HOW and (ii) a [          *          ] royalty for the KNOW-HOW to
manufacture.  Upon expiration of TITAN's obligation to pay a royalty under such
PATENT, a [                 *                 ] royalty on NET SALES shall be
paid to HMRI for a period of five (5) years after which TITAN shall be entitled to continue to use the KNOW-HOW on a fully-paid, irrevocable basis in accordance with Section 10.3.

     4.   COMPULSORY LICENSES AND THIRD PARTY LICENSES

          4.1 (a)   In the event that during the term of this License Agreement a governmental agency in the TERRITORY grants or compels HMRI to grant a license to any THIRD PARTIES for COMPOUND or PRODUCT in such country(ies), TITAN shall have the benefit of any lower royalty rates granted to such THIRD PARTIES, but only to the extent that such royalty rates to THIRD PARTIES are more favorable than those granted TITAN pursuant to this License Agreement, and only during the period such THIRD PARTIES sell COMPOUND or PRODUCT in those countries of the TERRITORY where compulsory license(s) exist and have achieved for a period of at least six (6) consecutive months a combined total sales volume of at least ten percent (10%) of TITAN's, its AFFILIATE'S and SUBLICENSEE'S sales of PRODUCTS in such country(ies).

               (b) If a governmental authority in a country in the TERRITORY imposes a maximum royalty rate, such that lower royalty rates than would otherwise apply under this License Agreement are mandated in such country, then the royalty rates provided for herein shall be reduced to equal such lower rates for sales of COMPOUND or PRODUCT in such country for the period such lower royalty rate is required by any governmental authority and shall cease when TITAN's royalty payment obligations to HMRI cease under this License Agreement.

          4.2 (a)   If, during the term of this License Agreement, HMRI and
     TITAN agree that a patent(s) of a THIRD PARTY exists in the TERRITORY covering the manufacture, use or sale of COMPOUND or PRODUCT, and if it should prove, in the reasonable judgment of HMRI and TITAN, impractical or impossible for TITAN or its AFFILIATES or SUBLICENSEES to continue the activity or activities licensed hereunder in the FIELD without obtaining a royalty-bearing license from such THIRD PARTY under such patent(s) or if the parties otherwise agree it is desirable for HMRI to acquire any THIRD PARTY patent or license in connection with the development or manufacture of COMPOUND or PRODUCT covered by PATENTS in the TERRITORY, then in either case the provisions of Section 8.8(c) shall apply.

               (b) If, after attempting in good faith to resolve the issue relating to licensing THIRD PARTY patents in Section 4.2(a) between themselves, the parties are unable to agree within ninety (90) days as to whether it is impracticable or impossible for TITAN, its AFFILIATES or SUBLICENSEES to continue the activity or activities licensed hereunder without obtaining a royalty-bearing license from a THIRD PARTY, the issue shall be submitted to a disinterested, competent and experienced patent attorney reasonably acceptable to both parties for resolution. If the parties cannot agree on the selection of such patent attorney, then each party shall select a patent attorney and the selected patent attorneys shall select a mutually acceptable patent attorney who will determine whether such THIRD PARTY rights materially inhibit TITAN's ability to manufacture, distribute or sell COMPOUND or PRODUCT. The costs of such patent attorney shall be borne equally, provided that in the event the patent attorney determines that such THIRD PARTY rights do not materially inhibit TITAN's ability to manufacture, distribute or sell COMPOUND or PRODUCT, then the costs of such patent attorney shall be borne by TITAN.

     5.   DEVELOPMENT

          5.1 Upon the signing of this License Agreement, TITAN shall have full legal and financial responsibility for all costs that are incurred and all activities that are undertaken after the signing of this License Agreement, which are related to development, safety and required periodic reporting to the FDA and equivalent ex-U.S. regulatory agency, marketing, regulatory approvals, price registrations, and other activities required by TITAN or its SUBLICENSEE(S) (or their respective agents or distributors) to obtain appropriate government approvals for, and to commercialize, COMPOUND and PRODUCT in the TERRITORY. Other than as expressly provided for herein or in Article II.A. of the Letter of Intent, dated November 19, 1996, between the parties, TITAN shall not assume, nor shall TITAN be liable for, any costs or activities (whether scientific, financial or otherwise) relating to the COMPOUND or PRODUCT that were incurred or undertaken prior to the signing of this License Agreement (including without limitation any costs, expenses, damages, losses, fines, penalties or the like that may be awarded or assessed after the signing of this License Agreement, but which arise out of events and activities that occurred prior to the signing of this License Agreement).

          5.2 Provided that the AFFILIATES, SUBLICENSEES and other THIRD PARTIES agree to substantially the same terms of confidentiality in Section 6.4 hereof, TITAN may appoint such AFFILIATES, SUBLICENSEE(S) and other THIRD PARTIES to perform any and all development activities necessary to obtain government approvals for PRODUCT in the TERRITORY. The appointment of any SUBLICENSEE shall require HMRI's prior written consent, which consent shall not be unreasonably withheld.

          5.3 TITAN shall, in a manner consistent with the effort TITAN devotes to its own products having the same or similar potential value as PRODUCT, exercise its reasonable commercial efforts and diligence in developing and commercializing PRODUCT, and in undertaking those investigations and actions required to obtain appropriate governmental approvals to market PRODUCT in the TERRITORY. All such activity shall be undertaken at TITAN's expense. HMRI shall use reasonable efforts to assist or provide consultation at TITAN's expense in support of the development of COMPOUND or PRODUCT, but in its discretion may limit its resources and assistance.

          5.4 Upon the signing of this License Agreement, TITAN shall inform HMRI in writing which of the contract research organizations ("CROs") and other organizations currently working on development activities relating to COMPOUND and/or PRODUCT which TITAN desires to retain, and those development activities on which TITAN desires to have such CROs and other organizations work. Provided
(a) the contracts can be modified as may be desired by TITAN and (b) such CROs release HMRI from any liability thereunder, existing contracts between HMRI and such CROs and other organizations which TITAN wants to assume shall be assigned to TITAN by HMRI after the signing of this License Agreement by HMRI and TITAN entering into an assignment, release and assumption agreement with respect to each such contract, which shall provide, INTER ALIA, that HMRI shall have no legal, financial or administrative responsibilities related to such contracts as of the date of such assignment. TITAN shall endeavor in good faith to have a CRO which has a pre-existing agreement with HMRI relating to work to be performed on the COMPOUND or PRODUCT, to enter into an agreement with HMRI and TITAN releasing HMRI and TITAN from all liability under such pre-existing agreement. If such CRO is unwilling to grant such release to HMRI, then HMRI in its sole discretion may waive the requirement of a release as to a particular issue(s) raised by such CRO which HMRI in good faith deems to be meritorious. TITAN shall be solely responsible for negotiation of contracts with any other CROs and other organizations it desires to work on development activities relating to COMPOUND and/or PRODUCT and TITAN shall bear all legal and financial responsibility under such new contracts.

          5.5 Any inventions or discoveries or improvements which arise from TITAN'S, its AFFILIATE'S or SUBLICENSEE'S work relating to the development and/or manufacture of the COMPOUND and/or PRODUCT shall be owned by TITAN, but shall be licensed to HMRI, at HMRI's option on a world-wide, non-exclusive, perpetual basis, at a license fee and/or royalty to be negotiated at such time.

          5.6 In the event uses or indications outside the FIELD are identified by HMRI or TITAN, TITAN shall have a right of first negotiation for a separate license from HMRI to develop and commercialize such other uses and indications under terms to be negotiated in good faith at such time. Such right of first negotiation shall mean that HMRI shall offer to TITAN the right to develop and commercialize such uses and indications under a separate license, the financial terms of which may be no less favorable than the financial terms provided for in this License

Agreement, except that TITAN shall not be required to pay to HMRI any upfront license fees or milestone payments. If TITAN exercises its right of first negotiation, the parties shall negotiate in good faith for a period of ninety (90) days and, if the parties are unable to enter into a separate definitive written agreement regarding such license by the end of such ninety
(90) day period, HMRI or an AFFILIATE shall be free to develop and commercialize such other use or indication itself or to enter into a license or other agreement with a THIRD PARTY, and shall have no further obligations to negotiate with TITAN or further license obligations with respect thereto.

          5.7 TITAN shall provide to HMRI regular written reports at least every six (6) months setting forth significant developments and improvements that affect COMPOUND or PRODUCT. From the date of this License Agreement, TITAN shall provide to HMRI on an annual basis, a written report on the status and progress of the development and/or registration activities related to COMPOUND or PRODUCT.

          5.8 TITAN, or its SUBLICENSEES, shall promptly advise HMRI in writing upon the submission and filing for government regulatory approval to market PRODUCT, and upon the receipt of government regulatory approval to market PRODUCT, in each case in each country in the TERRITORY, and shall commence marketing PRODUCT in such country in accordance with Section 5.3.

     6.   EXCHANGE OF INFORMATION AND CONFIDENTIALITY

          6.1 Upon the signing of this License Agreement, HMRI shall deliver to TITAN, pursuant to Appendices C, E and F hereto, all available KNOW-HOW, documents, information and data which is owned or controlled by it and its AFFILIATES, which may be reasonably expected to assist TITAN in developing, registering, manufacturing and marketing COMPOUND and PRODUCT in the TERRITORY. After the execution of this License Agreement, there shall be a transition until March 31, 1997 during which HMRI shall provide, at its own cost, reasonable resources, expertise, KNOW-HOW and documents to effectively transfer the development activity to TITAN as more fully set forth in Appendix E hereto. In addition, subsequent to March 31, 1997, HMRI shall complete the activities set forth in Appendix F in a mutually agreed time frame. Upon HMRI's receipt of the upfront license fee referred to in Section 3.1(a) hereof, HMRI and TITAN each shall promptly provide written notification to the FDA that HMRI assigns and that TITAN assumes sponsorship of the U.S. IND No. 36,827 (as specified in 21 CFR 314.72). Within ten (10) days after the date of such written notification, HMRI shall transfer the U.S. IND for COMPOUND or PRODUCT to TITAN. Until such transfer is made, TITAN shall have the right to make reference to such COMPOUND or PRODUCT owned or controlled by HMRI or its AFFILIATE. At the option of TITAN, TITAN shall notify HMRI in writing by March 31, 1997 of TITAN's desire to have the sponsorship of Canadian IND Control No. 27740 transferred from Hoechst Marion Roussel Canada, Inc. ("HMRC") to TITAN, after which date, without such notification, HMRC shall have the right to terminate such IND. Upon TITAN notifying HMRI of such desire to have such sponsorship, the Canadian IND regulatory file shall be transferred to TITAN within a mutually agreed time frame and manner.

          6.2 TITAN shall have EXCLUSIVE use, subject to the terms of this License Agreement and in particular Section 2.1(c), of all KNOW-HOW, documents, information, data and material for the development, registration, manufacture and marketing of COMPOUND and PRODUCT for use in the FIELD. HMRI and its AFFILIATES shall keep confidential all KNOW-HOW, documents, information and data in their possession or received from or generated by or on behalf of TITAN that is not already in the public domain relating to COMPOUND and PRODUCT regarding the use in the FIELD with the same level of care HMRI uses for its own confidential information. Upon HMRI's request during the term of this License
Agreement, TITAN shall deliver to HMRI a copy of all such information and data in a form to be mutually agreed upon, within thirty (30) days after HMRI's request.

          6.3 Subject to the confidentiality obligations of this Article 6, HMRI shall be able to freely use KNOW-HOW, documents, information and data disclosed or generated by TITAN, its AFFILIATES and SUBLICENSEES and applications for government approvals (United States or EUROPEAN UNION), reports on the status and progress of the development of COMPOUND or PRODUCT and the like in any country(ies) deleted from the TERRITORY and as to which this License Agreement has been terminated pursuant to the terms hereof.

          6.4 During the period of time during which TITAN is obligated to pay royalties hereunder and for seven (7) years thereafter, irrespective of any termination with respect to a particular country or countries in the TERRITORY, TITAN shall not reveal or disclose to THIRD PARTIES or use for any purpose other than to perform its obligations herein any Confidential Information (as defined below) without first obtaining the written consent of HMRI, except as may be otherwise provided herein, or for securing essential or desirable authorizations, privileges, licenses, registration or rights from governmental agencies, or is required to be disclosed to a governmental agency or is necessary to file or prosecute PATENT applications concerning COMPOUND or PRODUCT or to carry out any litigation concerning COMPOUND or PRODUCT; provided, however, that TITAN notifies HMRI in writing in a reasonably sufficient time frame prior to making such disclosure that TITAN intends to make such disclosures and the details thereof, and TITAN seeks confidential treatment where available of such Confidential Information from such governmental agencies. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge through no fault of TITAN's, or is already in the possession of TITAN as evidenced by written records, or is disclosed to TITAN by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of TITAN or AFFILIATES who had no knowledge of the Confidential Information. TITAN shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted. As used herein, "Confidential Information" means, any confidential or proprietary information of HMRI, including any present or future formulas, research project, work in process, inventions, procedures, development, scientific, engineering, manufacturing, marketing, business or financial plan or records, products, sales, suppliers, customers, or investors, whether such confidential or proprietary information is in oral, written, graphic or electronic form (including all copies in whole or in part of any of the foregoing) and which derives value from being known to the discloser or owner.

          6.5 Each party shall promptly inform the other party of any information that it obtains or develops regarding the safety of COMPOUND or PRODUCT and shall promptly report to the other party any confirmed information of serious or unexpected reactions or side effects related to the utilization or medical administration of PRODUCT in accordance with the procedures that shall be agreed upon in writing by the parties by no later than March 31, 1997.

          6.6 Nothing herein shall be construed as preventing TITAN from disclosing any information received from HMRI to an AFFILIATE, SUBLICENSEE, distributor, contractor, agent, consultant, legal counsel or other THIRD PARTY involved in the development, manufacture, marketing, promotion or sale of COMPOUND or PRODUCT, provided such AFFILIATE or SUBLICENSEE or other THIRD PARTY has undertaken a similar obligation of confidentiality with respect to the Confidential Information.

          6.7 In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of TITAN based on the insolvency or bankruptcy of TITAN, TITAN shall promptly notify the court or other tribunal (i) that Confidential Information received from HMRI remains the property of HMRI and (ii) of the confidentiality obligations under this License Agreement. In addition, TITAN shall, to the extent permitted by law, take all steps reasonably necessary or desirable to maintain the confidentiality of HMRI's Confidential Information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this License Agreement.

          6.8 No public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this License Agreement shall be made, either directly or indirectly, by either party to this License Agreement, except as may be legally required, without first obtaining the approval of the other party, which approval shall not be unreasonably withheld, and shall be given within a reasonable time. The party desiring to make any such public announcement or other disclosure shall provide the other party with a written copy of the proposed announcement or disclosure in sufficient time prior to proposed public release, to allow such other party to comment upon the nature, text and timing of such announcement or disclosure, prior to proposed public release.

          6.9 Neither party shall submit for written or oral publication any manuscript, abstract or the like which includes KNOW-HOW, data or other information generated and/or provided by HMRI or TITAN pursuant to this License Agreement without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

     7.   HMRI SUPPLY OF COMPOUND AND PRODUCT TO TITAN

          7.1 HMRI shall supply COMPOUND and PRODUCT to TITAN under the following conditions;

               (a) Upon written notice by TITAN to HMRI, HMRI shall, at its own cost (including without limitation, duties, tariffs and the like), ship to TITAN or its designee, free of charge, the quantities of COMPOUND and PRODUCT to be determined by TITAN within thirty (30) days after the date of this agreement (which quantities include COMPOUND in bulk active ingredient form and PRODUCT both in bulk tablet and packaged tablet form); provided, however, HMRI shall not be obligated to produce bulk substance beyond its existing supply.

               (b) Title to, and risk of loss with respect to, all COMPOUND and PRODUCT supplied by HMRI to TITAN under this Section 7.1 shall pass to TITAN upon the receipt of such COMPOUND and PRODUCT by TITAN or its designee at their point of delivery. HMRI shall ship COMPOUND and PRODUCT to TITAN upon notification by TITAN that adequate secured storage space meeting any regulatory requirements has been designated and that the FDA has been notified by TITAN of its sponsorship of the U.S. IND No. 36,827.

               (c) Any shipment of COMPOUND or PRODUCT shall include a certificate of analysis with respect thereto. Unless TITAN notifies HMRI within sixty (60) days after receipt of any shipment that COMPOUND or PRODUCT does not conform with the specifications therefor, by using the methods of analysis provided by HMRI to TITAN under this Section 7.1(a), then such shipment shall be deemed to be accepted by TITAN (except in the case of defects, contamination or other problems that could not have been ascertained by testing COMPOUND or PRODUCT in accordance with the methods of analysis therefor).

               (d) If TITAN notifies HMRI of any non-conformance of COMPOUND or PRODUCT with specifications therefor, the parties shall discuss in good faith such non-conformance and if it cannot be resolved within ten (10) days, the parties shall have an independent reputable laboratory, reasonably acceptable to both parties, test representative samples from such shipment, and the results of such laboratory shall be final and binding on the parties. The party whose determination is not upheld by the laboratory's results shall bear the costs of such testing.

          7.2 HMRI shall provide information and assistance to TITAN with respect to COMPOUND and PRODUCT as follows:

               (a) Upon the signing of this License Agreement, HMRI shall deliver to TITAN any and all KNOW-HOW, documentation, data and other information owned or controlled by HMRI and its AFFILIATES, that TITAN may reasonably require for the manufacture of COMPOUND and PRODUCT. Such information shall include without limitation the specifications for COMPOUND and PRODUCT and methods of analysis for testing COMPOUND and PRODUCT, as currently described within the IND regulatory documentation including Chemistry-Manufacturing/Controls (CMC) information amendments and the technology transfer file.

               (b) HMRI shall provide to TITAN or its designated THIRD PARTY assistance for the transfer of manufacturing technology, through documentation, consultation and face-to-face meetings, to enable TITAN or THIRD PARTY to proceed with development of commercial-scale manufacturing. If requested by TITAN or the THIRD PARTY, HMRI shall visit the designated commercial manufacturing facility, with the limitation of three (3) visits, not to exceed a total of ten (10) business days, for which TITAN shall bear all the costs of travel and other out-of-pocket expenses.

          7.3  HMRI represents and warrants that:

               (a) all COMPOUND and PRODUCT supplied hereunder shall meet the specifications therefor at the time COMPOUND and PRODUCT are delivered to TITAN or its designee;

               (b) the specifications for COMPOUND and PRODUCT are consistent with those set out in the INDs sponsored by HMRI;

               (c) all COMPOUND and PRODUCT supplied hereunder shall be manufactured, stored and shipped in accordance with GMPs and other applicable laws and regulations;

               (d) none of the COMPOUND or PRODUCT supplied hereunder shall be adulterated or misbranded as provided for under applicable laws and regulations; and

               (e) as of the date of this License Agreement, the raw materials for the manufacture of COMPOUND are readily available in the marketplace.

          7.4 TITAN shall return to HMRI all unused COMPOUND or PRODUCT supplied by HMRI to TITAN hereunder.

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

     8.   PATENT PROSECUTION, MAINTENANCE AND EXTENSION; INFRINGEMENT

          8.1 HMRI shall be responsible for the filing, prosecution (including oppositions) and maintenance of the PATENTS at HMRI's expense. For so long as the license grants set forth in Article 2 remain in effect, HMRI agrees to file and prosecute and maintain the PATENTS in the TERRITORY, provided that the foregoing is subject to HMRI's reasonable business judgment. HMRI shall keep TITAN informed of important issues relating to the preparation, filing, prosecution and maintenance of such patent applications and patents. TITAN shall have the right to comment on HMRI's preparation, filing, prosecution and maintenance of patent applications and PATENTS, and HMRI shall give due consideration to TITAN's comments, but HMRI shall make all decisions regarding same.

          8.2 If HMRI elects not to seek patent protection in countries listed in Appendix G or to maintain patent protection on PATENTS listed in Appendix A in any country in the TERRITORY to the extent that PATENTS claim COMPOUNDS or PRODUCT (or formulations, use or manufacture thereof), TITAN shall have the right, at its option and at HMRI's expense, which expense must be approved in advance by HMRI (approval which shall not be unreasonably withheld), to file, prosecute (including oppositions) and maintain any such patent applications and patents in HMRI's name, and any patent issued therefrom shall be owned by HMRI. HMRI shall advise TITAN of its decision not to seek or maintain patent protection in a reasonably timely manner. In the event that a PATENT is issued covering COMPOUND or PRODUCT in any country in the TERRITORY under the conditions of this Section 8.2, TITAN shall pay HMRI a [ * ] royalty on NET SALES for five (5) years from the date of such patent issuance in such country in recognition of HMRI's KNOW-HOW and manufacturing rights and the right to make and sell COMPOUND or PRODUCT in such country. Legal fees and expenses, as confirmed by HMRI, incurred by TITAN shall be deducted from the royalty paid to HMRI.

          8.3 Each party shall make available to the other party its employees, agents, subcontractors or consultants (including its authorized attorneys) to the extent reasonably necessary or appropriate to enable the appropriate party to file, prosecute and maintain patent applications and resulting patents subject to this License Agreement to the extent that PATENTS claim COMPOUND or PRODUCT (or formulations, use or manufacture thereof). Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

          8.4 HMRI shall promptly notify TITAN in writing of (i) the issuance of each PATENT giving the date of issue and patent number for each patent, and
(ii) each notice pertaining to any PATENT which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, or other similar laws now or hereafter in effect which extend the PATENT life, or pursuant to comparable laws or regulations in other countries in the TERRITORY. At HMRI's expense, the parties shall cooperate with each other in applying for patent term extensions (including Supplementary Protection Certificate in EUROPEAN UNION member states) where applicable in any country of the TERRITORY. HMRI shall have full responsibility and authority in the decisions regarding filing for the foregoing PATENT extensions at its own expense although TITAN shall be consulted and its opinions given due consideration in such decision-making process. If HMRI elects not to pursue extension of any PATENTS, TITAN shall have the right (but not the obligation) to apply for such extension in HMRI's name and at TITAN's expense and HMRI shall reasonably cooperate in the filing and procurement thereof.

          8.5 Except as otherwise expressly provided in this License Agreement, under no circumstances shall a party hereto, as a result of this License Agreement, obtain any ownership interest in or other right to any technology, KNOW-HOW, patents, pending patent applications, products, or biological material of the other party, including items owned, controlled, discovered, invented or developed by the other party, or transferred by the other party to said party, at any time pursuant to this License Agreement which is not a direct result of the study, KNOW-HOW and experimentation of COMPOUND and PRODUCT. It is understood and agreed that this License Agreement does not grant TITAN any license to other uses for COMPOUND or PRODUCT outside the FIELD.

          8.6 TITAN and HMRI shall each promptly, but in any event no later than ten (10) business days after receipt of notice of such action, notify the other in writing of any PATENT nullity actions, any declaratory judgment actions or an alleged or threatened infringement of PATENTS or PATENT applications or misappropriation of intellectual property comprising PATENTS, or if either party, or any of their respective AFFILIATES or SUBLICENSEES, shall be individually named as a defendant in a legal proceeding by a THIRD PARTY alleging infringement of a patent or other intellectual property right of such THIRD PARTY as a result of the manufacture, production, use, development, marketing, selling or distribution of COMPOUND or PRODUCT, or of any information or notification regarding the PATENTS.

          8.7 HMRI shall have the first right to respond to, defend or prosecute any actions, challenges, infringements, misappropriations or proceedings by a THIRD PARTY alleging infringement described in Section 8.6. In the event HMRI elects to do so, TITAN will cooperate with HMRI and its legal counsel, join in such suits as may be brought by HMRI, and be available at HMRI's reasonable request to be an expert witness or otherwise to assist in such proceedings and

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

at HMRI's expense. HMRI will cooperate with TITAN and its legal counsel and keep TITAN and its counsel reasonably informed at all times as to the status of HMRI's response or defense.

          8.8 In the event that HMRI elects to respond to, defend or prosecute any actions, challenges, infringements, misappropriations or proceedings by a THIRD PARTY claiming infringement described in Section 8.6 hereof, then:

               (a) legal fees and other costs and expenses of HMRI associated with such response or defense shall be paid by HMRI;

               (b) legal fees and other costs and expenses associated with such response or defense incurred by TITAN at HMRI's request, shall be paid by HMRI;

               (c) costs of acquiring THIRD PARTY patents or licenses and any settlement, court award, judgment or other damages shall be paid by HMRI to such THIRD PARTIES out of royalties projected to be received from TITAN; provided, however, HMRI shall not be obligated to pay for any patents or licenses for uses of COMPOUND or PRODUCTS not disclosed in PATENTS as of the date of the execution of this License Agreement; and

               (d)  any amounts recovered from THIRD PARTIES in connection with
     such response or defense shall be applied [        *        ] to TITAN and
     [          *             ] to HMRI, subject first to reimbursement of both
     parties for expenses.

          8.9 In the event that HMRI elects not to respond to, defend or prosecute any actions challenges, infringements, misappropriations or proceedings by a THIRD PARTY alleging infringement described in Section 8.6 hereof or HMRI abandons any such action, HMRI shall notify

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been included herein.


TITAN in writing within thirty (30) days after becoming aware or notified of such actions, challenges, infringements, misappropriations, proceeding or upon HMRI's decision to abandon any such action. In such event, TITAN shall have the option to respond, defend or prosecute such action at TITAN's sole cost, provided that HMRI shall cooperate with and provide assistance to TITAN at HMRI's expense. All amounts recovered from any THIRD PARTY shall be applied [
  *     ] to TITAN and [                 *               ] to HMRI, subject
first to reimbursement of both parties for expenses.

          8.10 In the event that the parties mutually agree that it is desirable for HMRI to acquire any THIRD PARTY patent or license in connection with the development or manufacture of COMPOUND or PRODUCT covered by PATENTS in the TERRITORY, then the costs of acquiring such THIRD PARTY patent or license shall be paid by HMRI to such THIRD PARTIES out of royalties received from TITAN.
HMRI shall not be obligated to pay for any patents or licenses for uses of COMPOUND or PRODUCTS not disclosed in PATENTS as of the date of the execution of this License Agreement.

          8.11 TITAN recognizes that HMRI has reserved certain rights in the patents set forth in Appendix A and that there may be a legitimate dispute between the parties whether a legal action should be brought against a THIRD PARTY which could effect HMRI's reserved rights under those patents and TITAN's license rights under this License Agreement. In the event that there is a dispute between the parties regarding whether there is an infringement of PATENTS by a THIRD PARTY and therefore whether a legal action should be initiated, the parties shall submit the issue to a disinterested, competent and experienced patent attorney reasonably acceptable to the parties to determine whether or not there is an infringement and legal actions should be taken. If the parties cannot agree on the selection of such a patent attorney, then each party shall select a patent attorney and those selected patent attorneys shall select a mutually acceptable patent attorney. That selected patent attorney shall determine whether or not there is an infringement and legal action should be taken and then each party may decide whether or not to initiate a legal action as described by this Article
8. The compensation to, and expenses of, such patent attorney shall be borne by the losing party.

     9.   STATEMENTS AND REMITTANCES

          9.1 TITAN shall keep, and require its AFFILIATES and SUBLICENSEES to keep complete and accurate records of all NET SALES of PRODUCT under the licenses granted herein. HMRI shall have the right, at HMRI's expense, through a certified public accountant or like independent person reasonably acceptable to TITAN, and following reasonable notice, to examine such records under conditions of confidentiality during regular business hours during the period of time during which royalties are due and payable hereunder and for two (2) years thereafter; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years; and provided further, that such accountant shall report to HMRI only as to the accuracy of the NET SALES computation and royalty statements and payments. It is agreed that if this License Agreement is terminated with respect to a particular country(ies), then HMRI's examination rights shall continue with respect to sales of PRODUCT in such country(ies) only for a period of two (2) years after the termination of license rights in that country. Copies of all such accountant's reports shall be supplied to TITAN.

          9.2 Within sixty (60) days after the close of each calendar quarter, TITAN shall deliver to HMRI a true accounting of all PRODUCT sold by TITAN, its AFFILIATES and

SUBLICENSEES during such quarter and shall at the same time pay all earned royalties due. Such accounting shall show NET SALES of PRODUCT on a country-by-country and product-by-product basis and such other particulars as are reasonably necessary for accounting of the royalties payable hereunder.

          9.3 Any tax paid or required to be withheld by TITAN on account of royalties payable by TITAN to HMRI under this License Agreement shall be indicated on the accounting described in Section 9.2 hereof and deducted from the amount of royalties otherwise due. TITAN shall secure and send to HMRI proof of any such taxes withheld and paid by TITAN. Any withholding or other tax arising on or following permitted assignment of this License Agreement by TITAN or a SUBLICENSEE shall be for the account of and paid by TITAN.

          9.4 Unless otherwise indicated herein, and subject to foreign exchange regulations then prevailing, to the extent free conversion from local currency to United States dollars is permitted, all payments and royalties payable under this License Agreement shall be paid in cash in U.S. dollars by wire transfer in accordance with Section 3.2 hereof. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of TITAN to pay royalties on sales in that country shall be suspended until such remittances are possible but such royalties shall accrue as an accounts payable by TITAN to HMRI. HMRI shall have the right, upon giving written notice to TITAN, to receive payment in that country in local currency.

          9.5 Monetary conversions from the currency of a foreign country, in which PRODUCT is sold, into United States currency shall be made by using the exchange rates published in the Foreign Exchange column of The Wall Street Journal, New York edition, or other qualified source mutually acceptable to the parties on the last business day of the calendar quarter for which the royalties are being paid.

     10.  TERM AND TERMINATION

          10.1 In the event the development of COMPOUND and PRODUCT is terminated altogether by TITAN for reasons of toxicology, safety, efficacy, product stability or the like deemed unacceptable by the FDA or its equivalent ex-U.S. regulatory agency in the EUROPEAN UNION or Japan to commercialize PRODUCT, then this License Agreement shall terminate in its entirety and the license granted hereunder shall revert back to HMRI. HMRI shall retain all upfront license fees and milestone payments it had received up to the date of termination if, and only if, termination was not due to any misrepresentations, omissions (of information owned or controlled by HMRI or its AFFILIATES as of the date hereof) or falsifications with respect to such KNOW-HOW, information or data or fraud by HMRI or its AFFILIATES, which case HMRI shall repay in full to TITAN within ninety (90) days of such termination, the upfront license fee and milestone payments HMRI had received from TITAN up to the date of such termination (including in the form of TITAN common stock).

          10.2 In the event the development of COMPOUND and PRODUCT is terminated altogether by TITAN within one (1) year of the date this License Agreement for reasons other than toxicology, safety, efficacy, product stability or like issues deemed unacceptable by the FDA or its equivalent ex-U.S. regulatory agency in the EUROPEAN UNION or Japan to commercialize PRODUCT, then this License Agreement shall terminate in its entirety and the license granted hereunder shall revert back to HMRI. HMRI shall retain all upfront license fees it had received up

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

to the date of termination and TITAN shall also pay [                       *
                     ] penalty payment to HMRI if, and only if, termination was not due to any misrepresentations, omissions (of information owned or controlled by HMRI or its AFFILIATES as of the date hereof) or falsifications with respect to KNOW-HOW, information or data or fraud by HMRI or its AFFILIATES, in which case HMRI shall repay in full to TITAN, within ninety (90) days of such termination, the upfront license fee and milestone payments HMRI had received from TITAN up to the date of such termination (including in the form of TITAN common stock).

          10.3 Unless otherwise terminated, this License Agreement shall expire on a country-by-country basis upon the expiration of TITAN'S obligation to pay royalties under this License Agreement in each such country. Expiration of this License Agreement under this provision shall not preclude TITAN, its AFFILIATES and SUBLICENSEES from continuing directly or indirectly to manufacture, market and sell COMPOUND and PRODUCT and to use KNOW-HOW without further royalty payments.

          10.4 In the event there is a change in the control of TITAN, TITAN shall give HMRI thirty (30) days' written notice of such event and that the development and commercialization of COMPOUND and PRODUCT will continue per the terms of this License Agreement.

          10.5 (a) If either party materially defaults in its performance of this License Agreement and if such default is not corrected or if the party in default is not exercising reasonably diligent efforts to cure such default within ninety (90) days after receiving written notice from the other party with respect to such default, or if such default is not correctable within ninety (90) days then such other party shall have the right to terminate this License

     Agreement at the end of such period in its entirety by giving written notice to the party in default.

               (b) In the event TITAN materially defaults in its performance under this License Agreement with respect to a particular country, then, subject to Section 11.4 hereof, HMRI's right to terminate shall be limited to termination of the license granted hereunder in such country only.

          10.6 (a) Subject to applicable bankruptcy laws, either party may terminate this License Agreement if, at any time, the other party shall file in any court pursuant to any statute of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization in bankruptcy or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if the other party shall propose or be a party to any dissolution, or if the other party shall make an assignment for the benefit of creditors.

               (b) Without limitation, TITAN's rights under this License Agreement shall include those rights afforded by 11 U.S.C. Section 365 (n) of the United States Bankruptcy Code and any successor thereto (the "Code"). If the bankruptcy trustee of HMRI as a debtor or debtor-in-possession rejects this License Agreement under 11 U.S.C. Section 365 (n) of the Code, TITAN may elect to retain its rights licensed from HMRI hereunder (and any other supplementary agreements hereto) for the duration of this License Agreement and avail itself of all rights and remedies to the full extent contemplated by this

     License Agreement and 11 U.S.C. Section 365 (n) of the Code, and any other relevant sections of the Code and other relevant non-bankruptcy law.

     11.  RIGHTS AND DUTIES UPON TERMINATION

          11.1 Upon termination of this License Agreement, HMRI shall have the right to retain any sums already paid by TITAN hereunder, and TITAN shall pay all sums accrued hereunder which are then due except as otherwise defined in this License Agreement.

          11.2 Upon early termination of this License Agreement in its entirety under Sections 10.2 or 11.6 or with respect to any country, or due to a breach hereof by TITAN, TITAN shall notify HMRI of the amount of COMPOUND and PRODUCT that TITAN, its AFFILIATES and SUBLICENSEES then have on hand for sale in each country, the sale of which would, but for the termination, be subject to royalty, and TITAN, its AFFILIATES and SUBLICENSEES shall thereupon be permitted to sell that amount of COMPOUND and PRODUCT, provided that TITAN shall pay the royalty thereon to HMRI at the time herein provided for.

          11.3 Expiration or termination of this License Agreement or termination on a country-by-country basis shall terminate all outstanding obligations and liabilities between the parties arising from this License Agreement except those described in Sections 6.2 (with sole respect to HMRI confidentiality), 6.3, 6.4, 6.5, 6.6, 6.8, 9.1, 9.2, 10.3, 11.1, 11.2, 11.4,
11.5, 11.6, 12.5, 12.6, 12.7, 14.1 and 14.2, and the terms of Appendix D, which sections and appendix shall survive such termination. In addition, any other provision required to interpret and enforce the parties' rights and obligations under this License Agreement shall also survive, but only to the extent required for the full observation and performance of the surviving obligations under this License Agreement.

          11.4 Except as otherwise specifically provided for herein, termination, in whole or in part, of the License Agreement in accordance with the provisions hereof shall not limit remedies to the parties which may be otherwise available in law or equity, including consequential, incidental or indirect damages (such as loss of sales, profits, or goodwill) arising out of a party's performance or non-performance under this License Agreement.

          11.5 Subject to Section 11.2 and other express provisions hereof, upon early termination of this License Agreement in its entirety due to breach hereof by TITAN and pursuant to Sections 10.1, 10.2 or 11.6, TITAN's rights in COMPOUND and PRODUCT shall cease, TITAN, its AFFILIATES and SUBLICENSEES shall cease manufacture, development, marketing and sale of COMPOUND and PRODUCT in the TERRITORY, and all originals and copies of KNOW-HOW, data, results and other information collected and/or generated by TITAN, its AFFILIATES and SUBLICENSEES relating to COMPOUND or PRODUCT prior to termination shall be delivered to HMRI within thirty (30) days thereafter, except for one copy thereof which may be retained in TITAN's legal files solely for the purpose of establishing the extent of its obligations hereunder. Any IND or other regulatory filing effected prior to termination shall be assigned by TITAN to HMRI (or its designee(s)), at HMRI's request and expense, if not already assigned to HMRI. TITAN shall provide to HMRI, within one (1) month of HMRI's request, copies of all regulatory correspondence, including, but not limited to, IND Information Amendments, IND Reports, IND Safety Reports, NDA submission, NDA Postmarketing Reports, and reports of written/phone contacts to/from regulatory agencies, as well as the safety database for PRODUCT.

          11.6 If (a) TITAN is precluded from selling COMPOUND or PRODUCT in a particular country(ies) in the TERRITORY by virtue of infringement of THIRD PARTY patent rights, or (b) there is a holding of invalidity or unenforceability of any PATENT, from which no further appeal can be taken, that materially affects TITAN's ability to commercialize COMPOUND or PRODUCT in a particular country(ies) in the TERRITORY, TITAN shall have the right (but not the obligation) to terminate this License Agreement in such country(ies). At TITAN's option, this License Agreement may be terminated in its entirety if the events described in subsection (a) or (b) of this Section 11.6 occur in the United States, the EUROPEAN UNION and/or Japan. Within ninety (90) days of any such termination, HMRI shall repay to TITAN: (i) if the License Agreement has been terminated in its entirety, all upfront license fees and milestone payments (including in the form of TITAN common stock) it has received from TITAN up to the date of termination and (ii) if the License Agreement has been terminated only with respect to certain country(ies), the parties shall negotiate in good faith what portion of the upfront license fees and milestone payments HMRI has received from TITAN up to such date shall be repaid to TITAN. If the parties are unable to agree on such portion within ninety (90) days, the issue shall be submitted for determination by arbitration in accordance with Section 14.2.

     12.  WARRANTIES, INDEMNIFICATIONS AND REPRESENTATIONS

          12.1 (a) HMRI represents and warrants that to the best of its knowledge at the date of this License Agreement, all currently issued or pending patents and patent applications owned or controlled by HMRI or its AFFILIATES claiming the COMPOUND or PRODUCT are listed in Appendix A. If HMRI becomes aware of any patents or patent applications owned or controlled by HMRI or its AFFILIATES claiming COMPOUND or PRODUCT or manufacture, formulation or use thereof not listed in Appendix A and is within the rights granted to TITAN in this License Agreement, such patents and patent applications shall be added to Appendix A at no cost to TITAN. HMRI further represents and warrants that HMRI owns or controls the entire right, title and interest in PATENTS and

     KNOW-HOW, and HMRI has the legal power, right and authority to enter into this License Agreement.

               (b) TITAN represents and warrants that (i) TITAN has the legal power, right and authority to issue its common stock to HMRI and when issued, such stock shall be validly issued, fully paid and nonassessable, and (ii) TITAN has the legal power, right and authority to enter into this License Agreement.

          12.2 Nothing in this License Agreement shall be construed as a warranty that PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. HMRI hereby represents and warrants that it has no present knowledge that (i) PATENTS are invalid or unenforceable, (ii) the exercise of PATENTS infringes any patent rights of THIRD PARTIES, and (iii) THIRD PARTY licenses are necessary for the development, manufacture or commercialization of COMPOUND or PRODUCT. A holding of invalidity or unenforceability of any PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, but shall only eliminate future royalties otherwise due under such PATENT from the date such holding becomes final.

          12.3 Each party represents to the other that it is not currently debarred, suspended or otherwise excluded by any U.S. Government agencies from receiving federal contracts.

          12.4 TITAN agrees that during the term of this License Agreement TITAN or an AFFILIATE or SUBLICENSEE shall not license, develop, have developed, manufacture, have manufactured, sell or have sold any of the following compounds or products classified as an atypical antipsychotic: (i.e. Olanzapine, Sertindole, Seroquel, Ziprasadone, Risperidone); PROVIDED that such restriction shall not apply within the EEA. In the event that TITAN or an AFFILIATE or SUBLICENSEE undertakes any of the foregoing actions within the EEA, then HMRI may not terminate this License Agreement or seek damages or equitable remedies for such actions, but may at its option by notice to TITAN (i) terminate the EXCLUSIVE nature of the licenses granted pursuant to Article 2 hereof in the EEA, so that all use of PATENTS and KNOW-HOW in the EEA will thereafter be on a non-exclusive basis at a reduced royalty rate to be negotiated at such time of change in exclusivity, (ii) cease providing improvements to TITAN pursuant to
Section 2.1(c); and/or (iii) require TITAN to prove to HMRI's reasonable satisfaction that the KNOW-HOW is not being used for such activities.

          12.5 TITAN shall indemnify, defend and hold HMRI and its AFFILIATES harmless from and against any and all liabilities, claims, demands, damages, costs, expenses, fines, penalties or money judgments including without limitation court costs and reasonable attorney's fees (hereinafter referred to as "Liabilities"), during the term of this License Agreement and after its expiration or termination, incurred by or rendered against HMRI and its AFFILIATES which arise out of the clinical testing, use or labeling, or the manufacture, processing, packaging, sale or distribution of COMPOUND or PRODUCT (as the case may be) by TITAN its AFFILIATES and SUBLICENSEES, or the breach of this License Agreement by TITAN (including without limitation any breach of TITAN's representations and warranties under this License Agreement) or any negligence or misconduct of TITAN, except to the extent that such Liabilities are directly attributable to the breach of this License Agreement by HMRI (including without limitation any breach of HMRI's representations or warranties under this License Agreement) or any negligence or misconduct by HMRI. TITAN shall also indemnify, defend and hold HMRI and its AFFILIATES harmless from and against any and all Liabilities incurred by or rendered against HMRI and its AFFILIATES which arise out of the COMPOUND or PRODUCT supplied by TITAN to HMRI and for use pursuant to Section 2.1(c).

          12.6 HMRI shall indemnify, defend and hold TITAN, its AFFILIATES and SUBLICENSEES harmless from and against any and all Liabilities (as defined in Section 12.5 hereof), incurred by or rendered against TITAN, its AFFILIATES and SUBLICENSEES, which arise out of the breach of this License Agreement by HMRI (including without limitation any breach of HMRI's representations or warranties under this License Agreement), or any negligence or misconduct by HMRI, except to the extent that such Liabilities are directly attributable to the breach of this License Agreement by TITAN (including without limitation any breach of TITAN's representations and warranties under this License Agreement), or any negligence or misconduct by TITAN. HMRI shall also indemnify, defend and hold TITAN, its AFFILIATES and SUBLICENSEES harmless from and against any and all Liabilities incurred by or rendered against TITAN and its AFFILIATES and SUBLICENSEES which arise out of the manufacture, use or sale of COMPOUND and PRODUCT that has been manufactured or sold by or on behalf of HMRI and its AFFILIATES or SUBLICENSEES in those countries where TITAN's license rights hereunder have been terminated (including the clinical testing, use and labeling of PRODUCT and the manufacture, processing, packaging, sale or distribution of PRODUCT by HMRI and its AFFILIATES and SUBLICENSEES); the manufacture, use or sale of COMPOUND and PRODUCT that has been manufactured or sold by or on behalf of HMRI and its AFFILIATES or SUBLICENSEES for uses outside the FIELD; human, clinical studies (Phase I/II) conducted by or on behalf of HMRI and its AFFILIATES prior to this License Agreement; the COMPOUND or PRODUCT supplied by HMRI to TITAN under Article 7 hereof; use of COMPOUND or PRODUCT pursuant to
Section 2.1(c) other than for in vitro and lab animal studies.

          12.7 Each party shall give the other prompt notice in writing of any claim or demand referred to in Sections 12.5 or 12.6. In addition, the obligations of any indemnifying party shall be subject to the indemnified party fulfilling the following obligations:

               (a) With respect to third party claims, indemnified party shall fully cooperate with the indemnifying party in the defense of such claim or demand which defense shall be controlled by the indemnifying party; and

               (b) With respect to third party claims, indemnified party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, demand or suit (including without limitation retaining its own counsel) without the prior written consent of the indemnifying party, which such party shall not be required to give.

     13.  FORCE MAJEURE

          13.1 If the performance of any part of this License Agreement by either party, or if any obligation under this License Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party required to perform, , the party so affected, upon giving written notice and written evidence of such force majeure to the other party, shall be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable commercial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever the force majeure is removed. In the event of a force majeure, the parties shall also discuss whether modification of the terms of this License Agreement are necessary to alleviate the hardship or loss caused by the force majeure.

     14.  GOVERNING LAW AND ARBITRATION

          14.1 This License Agreement shall be deemed to have been made in the State of New York and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of New York (without regard to New York's or any other jurisdiction's choice of law principles).

          14.2 In the event of any controversy or claim arising out of or relating to any provision of this License Agreement, the parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the parties relating to, arising out of or in any way connected with this License Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this License Agreement, shall be resolved by final and binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Except in the case of a determination to be made where payments are to be made to by one party to the other, the party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice to allow the parties time to further attempt to come to an amicable resolution of the dispute. Arbitration shall be held in New York City, New York according to the commercial rules of the American Arbitration Association ("AAA"). The arbitration will be conducted by a panel of three arbitrators appointed in accordance with AAA rules; provided, however, that each party shall within thirty (30) days after the institution of the arbitration proceedings appoint a party arbitrator, and the party-arbitrators shall select a neutral arbitrator, to be chairman of the arbitration panel, within thirty (30) days thereafter. If the party-arbitrators are unable to select a neutral within such period, the neutral shall be appointed in accordance with AAA rules. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) days of the final arbitration hearing. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this License Agreement and such award is expressly prohibited. Decisions of the arbitrator(s) shall be final and binding on all of the parties. Judgment on the award so rendered may be entered in a court having jurisdiction thereof.
In any arbitration pursuant to this License Agreement, the arbitrators shall interpret the express terms hereof and apply the laws of the State of New
York. The losing party to the arbitration as determined by the arbitrators shall pay the costs of arbitration.

     15.  SEPARABILITY

          15.1 In the event any portion of this License Agreement not material to the remaining portions shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

          15.2 If any of the terms or provisions of this License Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

          15.3 In the event that the terms and conditions of this License Agreement are materially altered as a result of Sections 15.1 or 15.2, the parties shall renegotiate the terms and conditions of this License Agreement so as to accomplish as nearly as possible the original intentions of the parties.

     16.  ENTIRE AGREEMENT

          16.1 This License Agreement and the Appendices attached hereto, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings, including without limitation the Letter of Intent between the parties, dated November 19, 1995 (except for Article II.A. thereof, which shall remain in effect), and the Confidential Disclosure Agreement between the parties, dated June 26, 1996. No terms or provisions of this License Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this License Agreement by written instruments specifically referring to and executed in the same manner as this License Agreement.

     17.  NOTICES

          17.1 Any notice required or permitted under this License Agreement shall be in writing and in English and shall be sent by airmail, postage pre-paid, or facsimile or courier to the following address of each party or to such other address as may be designated in writing by the respective parties:

          If to HMRI:    Hoechst Marion Roussel, Inc.
                         Route 202-206
                         P.O. Box 6800
                         Bridgewater, NJ 08807-0800
                         Attention:  Andrew J. Gorman
                                     Director, Licensing and Alliances
                         Telephone:  (908) 231-3166
                         Facsimile:   (908) 231-3730

         With copies to: Hoechst Marion Roussel, Inc.
                         10236 Marion Park Drive
                         Kansas City, Missouri
                         Attention:  Vice President, General
                         Counsel, North America
                         Telephone:  (816) 966-4072
                         Facsimile:   (816) 966-2756

                         and

                         Hoechst Marion Roussel, Inc.
                         Bridgewater Center
                         Route 202-206
                         Bridgewater, New Jersey 08807-0800
                         Attention:  Vice President, General Counsel
                         Telephone:  (908) 231-3537
                         Facsimile:   (908) 231-2243

          If to TITAN:   Titan Pharmaceuticals. Inc.
                         400 Oyster Point Blvd., Suite 505
                         South San Francisco, CA 94080
                         Attention:  Dr. Louis R. Bucalo, M.D.
                                     President & CEO
                         Telephone:  (415) 244-4990
                         Facsimile:   (415) 244-4956

         With copies to: Titan Pharmaceuticals, Inc.
                         400 Oyster Point Blvd., Suite 505
                         South San Francisco, CA 94080
                         Attention:  Sunil R. Bhonsle
                                     Executive V.P. & COO
                         Telephone:  (415) 244-4990
                         Facsimile:   (415) 244-4956

                         and

                         Heller Ehrman White & McAuliffe
                         525 University Avenue
                         Palo Alto, CA 94301-1900
                         Attention:  Neil Flanzraich, Esq.
                         Telephone:  (415) 324-7118
                         Facsimile:   (415) 324-0638

          17.2 Any notice required or permitted to be given concerning this License Agreement shall be effective upon receipt by the party to whom it is addressed.

     18.  ASSIGNMENT

          18.1 This License Agreement or any portions thereof and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest and assignees of the respective parties.

          18.2 TITAN may assign this License Agreement to an AFFILIATE and in such event TITAN will continue to guarantee the obligations of such AFFILIATE hereunder, unless otherwise approved by HMRI, which approval shall not be unreasonably withheld. TITAN may also assign this License Agreement to a special purpose accelerated research corporation (SPARC), or similar entity in which TITAN retains rights to reacquire all or a majority of the special purpose corporation or rights provided for under the License Agreement or retains the primary responsibility for completing the development and/or commercialization of COMPOUND and/or PRODUCT.

          18.3 In the event of a consolidation, merger or acquisition which involves a change in the control of TITAN, the License Agreement shall remain in full force and effect, and TITAN agrees to notify HMRI pursuant to Section 10.4. Consolidation, mergers and/or acquisitions to which TITAN is a party which do not involve a change in control of TITAN shall not require such notice.

          18.4 In order for any assignment by TITAN of this License Agreement (which is permitted by this License Agreement) to be valid, the assignee of such assignment shall assume and agree to be bound by the provisions hereof.

     19.  FAILURE TO ENFORCE

          19.1 The failure of either party to enforce at any time any provisions hereof shall not be construed to be a waiver of such provision nor of the right of such party thereafter to enforce each and every such provision.

     20.  NO AGENCY

          20.1 Except as expressly set forth in this License Agreement, nothing in this License Agreement authorizes either party to act as agent for the other or, as to any third party, to indicate or imply the existence of any such agency relationship. The relationship between the parties is that of independent contractors.

     21.  FURTHER ASSURANCES

          21.1 Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this License Agreement.

     22.  CAPTIONS

          22.1 Captions are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof.

     23.  MISCELLANEOUS

          23.1 Both parties agree to discuss matters arising during the term of this License Agreement in the spirit of cooperation and good faith and endeavor to resolve any differences by mutual agreement whenever possible. If the parties fail to reach agreement, either party may submit the matter for resolution pursuant to Section 14.2.

          23.2 TITAN covenants to HMRI that during the term of this License Agreement TITAN, its AFFILIATES and SUBLICENSEES shall not violate the Federal Foreign Corrupt Practices Act in the performance of its negotiations hereunder.

          IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this License Agreement as of the date first written above.



HOECHST MARION ROUSSEL INC.        TITAN PHARMACEUTICALS, INC.


By:  /s/                                By:  /s/
     -----------------------------           ---------------------------
Name: Michael A. Yeomans, Ph.D.         Name: Louis R. Bucalo, M.D.
Title: Vice President, Licensing        Title: President & CEO
         and Alliances

                                    Appendix A
                  PATENTS AND PATENT APPLICATIONS (PER SECTION 1.12)

                       PATENT     FILING                                PATENT      ISSUE       EXPIRATION
COUNTRY               APPL. NO.    DATE       TYPE          STATUS        NO.        DATE          DATE
----------------------------------------------------------------------------------------------------------
US                  07/354,411    05/19/89                abandoned
----------------------------------------------------------------------------------------------------------
US                  07/456,790    12/29/89    CIP +       abandoned
----------------------------------------------------------------------------------------------------------
EP                  90/09208.0    05/16/90                granted    0 402 644 B1   08/16/95     05/16/2010
----------------------------------------------------------------------------------------------------------
Austria             55770/90      05/22/90                issued        640,653     09/02/93     05/22/2010
----------------------------------------------------------------------------------------------------------
Canada              2,017,193-6   05/18/90
----------------------------------------------------------------------------------------------------------
China               90103721.4    05/19/90
----------------------------------------------------------------------------------------------------------
Czech Republic      2425-90       05/17/90
----------------------------------------------------------------------------------------------------------
Finland             902449        05/17/90
----------------------------------------------------------------------------------------------------------
Hungary             3090/90       05/18/90
----------------------------------------------------------------------------------------------------------
Israel              94425         05/17/90
----------------------------------------------------------------------------------------------------------
Japan               127090/90     05/18/90                 issued        1931594    02/16/95     05/18/2010
----------------------------------------------------------------------------------------------------------
Korea               90/7102       05/18/90
----------------------------------------------------------------------------------------------------------
Mexico              20787         05/18/90
----------------------------------------------------------------------------------------------------------
Norway              P902214       05/18/90                                177301    08/23/95     05/18/2010
----------------------------------------------------------------------------------------------------------
Philippines         40530         05/17/90
----------------------------------------------------------------------------------------------------------
Poland              P-285247      05/18/90                                163965    12/09/93
----------------------------------------------------------------------------------------------------------
Russia              4743876/04    05/18/90
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
US                  07/619,825    11/29/90  continuation   abandoned
----------------------------------------------------------------------------------------------------------
US                  07/944,705    09/05/91  continuation   abandoned
----------------------------------------------------------------------------------------------------------
US                  07/788,269    11/05/91    CIP          abandoned
----------------------------------------------------------------------------------------------------------
US                  07/969,383    10/30/92    CIP          issued       5,364,866   11/15/94     11/15/2011
----------------------------------------------------------------------------------------------------------
PCT                 92/09276      11/04/92                 WO/93/09102
----------------------------------------------------------------------------------------------------------
EP                  92/924151.1   11/04/92
----------------------------------------------------------------------------------------------------------
EP (PT)             92/118992.5   11/05/92
----------------------------------------------------------------------------------------------------------
Austria             30570/92      11/04/92
----------------------------------------------------------------------------------------------------------
Belarus             1715          11/04/92
----------------------------------------------------------------------------------------------------------
Canada              2,121,253     11/04/92
----------------------------------------------------------------------------------------------------------
Czech Republic      PV 1102-94    11/04/92
----------------------------------------------------------------------------------------------------------
Finland             942052        11/04/92
----------------------------------------------------------------------------------------------------------

                       PATENT     FILING                                PATENT      ISSUE       EXPIRATION
COUNTRY               APPL. NO.    DATE       TYPE          STATUS        NO.        DATE          DATE
----------------------------------------------------------------------------------------------------------
Georgia             001977        11/04/92
----------------------------------------------------------------------------------------------------------
Hungary             P9401316      11/04/92
----------------------------------------------------------------------------------------------------------
Israel              103622        11/03/92
----------------------------------------------------------------------------------------------------------
Japan               5-508591      11/04/92
----------------------------------------------------------------------------------------------------------
Korea               94-701524     11/04/92
----------------------------------------------------------------------------------------------------------
Kazakhstan          941593.1      11/04/92
----------------------------------------------------------------------------------------------------------
Mexico              926370        11/05/92
----------------------------------------------------------------------------------------------------------
Norway              941647        11/04/92
----------------------------------------------------------------------------------------------------------
New Zealand         245006        11/03/92                               245006     05/17/96    11/03/2012
----------------------------------------------------------------------------------------------------------
Philippines         45259         11/12/92
----------------------------------------------------------------------------------------------------------
Poland              P-303452      11/04/92
----------------------------------------------------------------------------------------------------------
Romania             9400761       11/04/92
----------------------------------------------------------------------------------------------------------
Russia              94028105.04   11/04/92
----------------------------------------------------------------------------------------------------------
Slovak Republic     PV 0456-94    11/04/92
----------------------------------------------------------------------------------------------------------
Taiwan              81108831      11/05/92
----------------------------------------------------------------------------------------------------------
Uzbekistan          9500706.1     11/04/92
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
US                  08/144,265    10/28/93     CIP         abandoned
----------------------------------------------------------------------------------------------------------
US                  08/309,395    09/20/94     CIP**       pending
----------------------------------------------------------------------------------------------------------
US                  08/329,000*   10/25/94     CIP**       allowed
----------------------------------------------------------------------------------------------------------
US                  08/468,611    06/06/95     DIV**       pending
----------------------------------------------------------------------------------------------------------
PCT                 94/12054      10/27/94                 WO95/11680
----------------------------------------------------------------------------------------------------------
Canada              94/12054      10/27/94
----------------------------------------------------------------------------------------------------------
China               94194302.X    10/27/94
----------------------------------------------------------------------------------------------------------
Czech Republic      PV 1238-96    10/27/94
----------------------------------------------------------------------------------------------------------
Hungary             P/P 00576     06/29/95                               211,853    11/05/95     06/29/2015
----------------------------------------------------------------------------------------------------------
Indonesia           951058        06/08/95
----------------------------------------------------------------------------------------------------------
Ireland             94/12054      10/27/94
----------------------------------------------------------------------------------------------------------
Israel              111,498       10/27/94
----------------------------------------------------------------------------------------------------------
Japan               512724/1995   10/27/94
----------------------------------------------------------------------------------------------------------

                       PATENT     FILING                                PATENT      ISSUE       EXPIRATION
COUNTRY               APPL. NO.    DATE       TYPE          STATUS        NO.        DATE          DATE
----------------------------------------------------------------------------------------------------------
Korea               96-702162     10/27/94
----------------------------------------------------------------------------------------------------------
Mexico              94 8405       10/27/94
----------------------------------------------------------------------------------------------------------
Norway              p961686       10/27/94
----------------------------------------------------------------------------------------------------------
New Zealand         275941        10/27/94
----------------------------------------------------------------------------------------------------------
Poland              P314135       10/27/94
----------------------------------------------------------------------------------------------------------
Romania             96-00888      10/27/94
----------------------------------------------------------------------------------------------------------
Russia              96110214      10/27/94
----------------------------------------------------------------------------------------------------------
Taiwan              83110396      11/10/94
----------------------------------------------------------------------------------------------------------
South Africa        95/2653       10/28/94
----------------------------------------------------------------------------------------------------------

           *subject to a 60 way restriction requirement; 329,000 survived as one to the 60 divisionals
          **pending as one of the 60 divisionals
          + CIP (Continuation-in-part)

                                  APPENDIX B

                      MAJOR METABOLITES (PER SECTION 1.5)

---------------------------------------------------------------------------------------
 COMPOUND NO.                  NAME                              R1      R2         R3
---------------------------------------------------------------------------------------

 P88 8991        4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-1-     H    CH(OH)CH3    OCH3
                 piperidinyl]propoxy]-3-methoxy- A-methyl-
                 benzenemethanol
 P89 9124        1-[4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-    H    C(O)CH3      OH
                 1-piperidinyl]propoxy]-3-hydroxyphenyl]-
                 ethanone
 P94 11840       1-[4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-    H    C(O)CH2OH    OCH3
                 1-piperidinyl]propoxy]-3-methoxyphenyl]-2-
                 hydroxyethanone
 P89 9430        4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-1-
                 piperidinyl]propoxy]-3-hydroxy-a-
                 methylbenzenemethanol                           H    CH(OH)CH3    OH
 P94 11677       4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-1-    OH    CH(OH)CH3    OCH3
                 piperidinyl]propoxy]-2-hydroxy-5-methoxy-
                 a-methylbenzenemethanol
 P94 11679       1-[4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-
                 1-piperidinyl]propoxy]-2-hydroxy-5-
                 methoxyphenyl]ethanone                         OH    C(O)CH3      OCH3
 P94 11702       1-[4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-yl)-
                 1-piperidinyl]propoxy]-2,5-
                 dihydroxyphenyl]-ethanone                      OH    C(O)CH3      OH

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                APPENDIX C

    [                             *                             ]

                                 APPENDIX D
               STOCK REGISTRATION RIGHTS GRANTED BY TITAN TO HMRI
                              (PER SECTION 3.1)


1.   DEFINITIONS.

As used in this Appendix D:

(a)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

(b)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

(c)  "HMRI" means Hoechst Marion Roussel, Inc.

(d) "LICENSE AGREEMENT" means the Worldwide License Agreement between Hoechst Marion Roussel, Inc., and Titan Pharmaceuticals, Inc., effective December 31, 1996.

(e) "REGISTRABLE SECURITIES" means the Common Stock of TITAN issuable or issued to HMRI pursuant to the LICENSE AGREEMENT or in exchange for or in replacement of any of such shares.

(f)  "SEC" means the United States Securities and Exchange Commission.

(g)  "TITAN" means Titan Pharmaceuticals, Inc.

2.   DEMAND REGISTRATION

If at any time at least eight (8) months after the date HMRI becomes entitled to receive any REGISTRABLE SECURITIES pursuant to the License Agreement, HMRI requests in writing that any shares of such REGISTRABLE SECURITIES be registered under the SECURITIES ACT for resale to the public by HMRI, TITAN shall take all necessary action to effect such registration in accordance with the provisions of this Appendix; provided, however, that TITAN shall not be required to cause any such registration to become effective as to any specific REGISTRABLE SECURITIES sooner than nine (9) months after the date HMRI becomes entitled to receive such REGISTRABLE SECURITIES.

TITAN's obligation to effect a registration pursuant to this Section 2 shall be limited to a total of three occasions, once for each payment by TITAN of a license fee under the License Agreement, which is comprised, in part, of REGISTRABLE SECURITIES.

3.   TITAN REGISTRATION

If (but without any obligation to do so) TITAN proposes to register
(including for this purpose a registration effected by TITAN for stockholders other than HMRI) any of its stock or other securities under the SECURITIES ACT in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company plan for employees, a registration relating solely to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement for the sale of the REGISTRABLE SECURITIES or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), TITAN shall, at such time, promptly give HMRI written notice of such registration. Upon HMRI's request given within twenty (20) days after mailing of such notice by TITAN, TITAN shall, subject to the provisions of Section 8, cause to be registered under the SECURITIES ACT all of the REGISTRABLE SECURITIES that HMRI requests be included in such registration.

4.   OBLIGATIONS OF TITAN

Whenever required under this Appendix to effect the registration of any REGISTRABLE SECURITIES, TITAN shall, as expeditiously as reasonably possible:

(a)  Not more than 30 days after receiving a registration request under
Section 2 hereof, prepare and file with the SEC a registration statement on Form S-3 (or another applicable Form if TITAN is ineligible to use Form S-3) to register the offering and sale of such REGISTRABLE SECURITIES on a delayed or continuous basis under SEC Rule 415 and to use its best efforts to cause such registration statement to become effective as promptly as possible and to remain effective until all shares registered thereby either have been sold or surrendered to TITAN pursuant to Section 3.1 of the License Agreement, or have become eligible for sale within a three-month period pursuant to the provisions of SEC Rule 144.

Notwithstanding the foregoing, TITAN may defer for an additional thirty
(30) days the filing of any registration statement provided for under Section 2 hereof if the Board of Directors of TITAN, in its good faith judgment made after receipt of HMRI's request for registration, determines that it would be seriously detrimental to TITAN and its shareholders to effect the registration at that time. In any such case, TITAN shall furnish to HMRI a certificate signed by the President of TITAN setting forth the Board's determination. The Company shall not utilize this deferral right more than once annually, and any exercise of this right by TITAN shall not extend the time period during which the proceeds of sales of REGISTRABLE SECURITIES are offset against TITAN's obligations to make cash payments to HMRI under Section 3.1 of the LICENSE AGREEMENT.

(b) Prepare and file with the SEC such amendments and supplements to any registration statement hereunder and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the SECURITIES ACT with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to HMRI such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the SECURITIES ACT, and such other documents as HMRI may reasonably request in order to facilitate the disposition of the REGISTRABLE SECURITIES.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by HMRI; provided that TITAN shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service a process in any such states or jurisdictions, unless TITAN is already subject to service in such jurisdiction and except as may be required by the SECURITIES ACT.

(e) In the event of any underwritten public offering under Section 3, enter into and perform its obligations under an underwriting agreement, in the usual and customary form, with the managing underwriter of the offering. HMRI shall also enter into and perform its obligations under such an agreement.

(f) During any period when a prospectus relating thereto is required to be delivered under the SECURITIES ACT, notify HMRI promptly of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or any fact necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of such notification, HMRI shall forthwith discontinue disposition of REGISTRABLE SECURITIES pursuant to the registration statement covering the same until receipt of a supplemental or amended prospectus from TITAN, and, if so directed by TITAN, deliver to TITAN at TITAN's expense all copies in HMRI's possession of the prospectus covering REGISTRABLE SECURITIES that was in effect prior to the amendment or supplementation.

(g) Cause all REGISTRABLE SECURITIES registered pursuant hereto to be listed on each securities exchange (or listed for quotation on each automated quotation system such as the NASDAQ Stock Market) on which similar securities issued by TITAN are then listed.

(h)  Provide a stock transfer agent and registrar for all REGISTRABLE
SECURITIES registered hereunder and a CUSIP number for all such REGISTRABLE SECURITIES, in each case not later than the effective date of such registration.

5.   FURNISH INFORMATION

It shall be a condition precedent to the obligations of TITAN to take any action pursuant to this Appendix with respect to any REGISTRABLE SECURITIES that HMRI shall furnish to TITAN in writing (and stated to be specifically for inclusion in the related registration statement or prospectus) such information regarding itself, the REGISTRABLE SECURITIES, and the intended method of disposition of such securities as shall be required to effect the registration of such REGISTRABLE SECURITIES and to permit TITAN to comply with all applicable requirements of the SEC, any blue sky laws or other applicable legal requirements.

6.   EXPENSES OF REQUESTED REGISTRATION

All expenses other than brokerage commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2 hereof, including (without limitation) all registration, filing and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for TITAN, shall be borne by TITAN; provided, however, that TITAN shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of HMRI, in which case HMRI shall bear such expenses unless such withdrawal is based upon material adverse information relating to TITAN that is different from information known or available (upon request from TITAN or otherwise) to HMRI at the time of HMRI's request for registration.

7.   EXPENSES OF COMPANY REGISTRATION

The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of REGISTRABLE SECURITIES pursuant to
Section 3 hereof, including (without limitation) all registration, filing, and qualification fees, printing and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of outside counsel for HMRI, but excluding underwriting discounts and commissions relating to REGISTRABLE SECURITIES.

8.   UNDERWRITING REQUIREMENTS

In connection with any offering under Section 3 hereof involving an underwriting of shares of TITAN's capital stock, TITAN shall not be required to include any of HMRI's REGISTRABLE SECURITIES in such underwriting unless HMRI accepts the terms of the underwriting as agreed upon between TITAN and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by TITAN. If the total amount of securities, including REGISTRABLE SECURITIES, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by TITAN that the underwriters determine in their sole discretion is compatible with the success of the offering, then TITAN shall be required to include in the offering only that number of such securities, including REGISTRABLE SECURITIES, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

9.   DELAY OF REGISTRATION

HMRI shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration under Section 3 hereof as the result of any controversy that might arise with respect to the interpretation or implementation of this Appendix.

10.  INDEMNIFICATION

In the event any REGISTRABLE SECURITIES are included in a registration statement under this Appendix:

(a)  To the extent permitted by law, TITAN will indemnify and hold harmless
HMRI and each person, if any, who controls HMRI within the meaning of the SECURITIES ACT or the EXCHANGE ACT, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the SECURITIES ACT or the EXCHANGE ACT, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein and any amendments and supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or a fact necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by TITAN of the SECURITIES ACT, the EXCHANGE ACT, or any rule or regulation promulgated under the SECURITIES ACT or the EXCHANGE ACT, and TITAN will pay to HMRI and any such controlling person, as incurred, any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of TITAN (which consent shall not be unreasonably withheld), nor shall TITAN be liable in any such case for any such loss, claim damage, liability, or action to the extent that it arises out of or is based upon a violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by HMRI or any such controlling person.

(b) To the extent permitted by law, HMRI will indemnify and hold harmless TITAN, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls TITAN within the meaning of the SECURITIES ACT or the EXCHANGE ACT, any underwriter, any other stockholder selling securities under such registration statement, and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the SECURITIES ACT or the EXCHANGE ACT insofar as such losses, claims, damages, or liability (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by HMRI expressly for use in connection with such registration; and HMRI will pay, as incurred, any legal or other expenses reasonably incurred by any person intended be indemnified pursuant to this subsection 10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of HMRI, which consent shall not be unreasonably withheld; provided, that, in no event shall HMRI's liability under this subsection 10(b) exceed the gross proceeds from the offering received by HMRI.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties who may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

(d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of TITAN and HMRI under this Section 10 shall survive the completion of any offering of REGISTRABLE SECURITIES in a registration statement under this Appendix, and otherwise.

11.  ASSIGNMENT OF REGISTRATION RIGHTS

The rights to cause TITAN to register REGISTRABLE SECURITIES pursuant to this Appendix may be assigned (but only with all related obligations) by HMRI to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 500,000 shares of REGISTRABLE SECURITIES (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) TITAN is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Appendix, including without limitation the provisions of Section 12 below; and
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the SECURITIES ACT.

12.  MARKET STANDOFF AGREEMENT

HMRI hereby agrees that, during the period of duration specified by TITAN and an underwriter of common stock or other securities of TITAN, following the effective date of a registration statement of TITAN filed under the SECURITIES ACT, HMRI shall not, to the extent requested by TITAN and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of TITAN held by HMRI at any time during such period except common stock included in such registration; provided, however:

(a) that such market stand-off time period shall not exceed 90 days following the effective date of TITAN's registration statement to which it relates; and

(b) all officers and directors of TITAN and all five percent (5%) or greater stockholders of TITAN enter into substantially similar agreements.

In order to enforce the foregoing covenant, TITAN may impose stop-transfer instructions with respect to the REGISTRABLE SECURITIES (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing. the obligations described in this Section 12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

13.  TERMINATION OF REGISTRATION RIGHTS

The right of HMRI to request registration or inclusion in any registration pursuant to this Appendix shall terminate when all payments required to be made under Section 3.1 of the LICENSE AGREEMENT have been made by TITAN and all shares of REGISTRABLE SECURITIES held by HMRI may be sold immediately under SEC Rule 144 during any three-month period.

The information below marked by * and [     ] has been omitted pursuant to a
request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                    APPENDIX E

         [                             *                             ]

                                   APPENDIX F

               HMRI DEVELOPMENT ACTIVITY TO EXTEND BEYOND THE
                     TRANSITION PERIOD (PER SECTION 6.1)

     1.   HMRI Review of Final Toxicology Report(s) as Noted:

     Title / Description                               Estimated Target Date
     -------------------                               ---------------------
     Oral 24-month carcinogenicity study in mouse         4th Quarter 1997

     Oral 24-month carcinogenicity study in rat           3rd Quarter 1997

     2.   HMRI Assisting TITAN's Production and Manufacturing (pursuant to
          Article 7):

     A. HMRI production and manufacturing staff shall be available to meet with TITAN and its THIRD PARTY contract manufacturer to discuss the efficient transfer of technology and KNOW-HOW necessary for the manufacture of COMPOUND and PRODUCT (pursuant to Section 7.1).

     B. By a time frame to be determined by January 30, 1997 (and agreed to by TITAN), HMRI shall carry out, in accordance with FDA standards, activities to qualify the HMR-Frankfurt production site as a GMP production site to allow for commercial use of the currently available bulk substance. HMRI and TITAN will meet to define together those technical activities necessary to qualify the bulk substance for commercial use and to develop a plan to complete those activities.

     C. HMRI shall provide the necessary C/M/C, production and manufacturing documents to support the NDA or an equivalent foreign submission by TITAN or its SUBLICENSEE.

     3. Transfer of Supplies of Drug Substance, Bulk Tablets and Packaged Tablets of Product (pursuant to Article 7).

          Supplies of drug substance, bulk tablets and packaged tablets of PRODUCT as specified by TITAN (Section 7.1(a)) shall be made available and transferred by HMRI to TITAN or to a THIRD PARTY, as specified by TITAN. The physical shipment of these supplies shall occur once TITAN has notified HMRI in writing that TITAN has contracted with a THIRD PARTY manufacturer, has secured adequate storage space for storing tablets and has notified the FDA that TITAN will be the sponsor of the IND.

     4.   Exchange of Information (pursuant to Section 6.1).

     HMRI shall promptly notify all HMRI (and/or AFFILIATES) employees to retain and make available to TITAN existing reports, files and information directly related and deemed necessary for the development of COMPOUND or PRODUCT.

     5. HMRI shall archive all non-clinical drug screening documentation not transferred to TITAN.

                              APPENDIX G

                   SPECIAL COUNTRIES IN TERRITORY REGARDING
                   HMRI'S PATENT PROTECTION (PER SECTION 8.2)

          United States
PCT
          Australia           Brazil
          Canada              Bulgari
          China               Kazakhstan
          Czech Republic
          EPO
          Austria             Belgium        Iceland
          Denmark             Finland
          France              Germany
          Great Britain       Greece
          Ireland             Italy
          Latvia              Lithuania
          Luxembourg          Monaco
          Netherlands         Portugal
          Slovenia            Spain
          Sweden              Switzerland with Liechtenstein
          Estonia             Turkey
          Hungary             Romania
          Israel              Singapore
          Japan               Ukraine
          Mexico
          New Zealand
          Norway
          Poland
          Russian
          Slovakia
          South Korea

Non-PCT
          Argentina
          South Africa
          Taiwan
          Egypt
          Chile
          Venezuela
          Indonesia
          Saudi Arabia
          Philippines

          Thailand
          India
          Hong Kong
          Malaysia


                                       G-2